   As filed with the Securities and Exchange Commission on August 19, 1996


                                                  Registration No. 333-07335
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                Amendment No. 1
                                      to

                                   FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       COPELCO CAPITAL FUNDING CORP. II
            (Exact name of registrant as specified in its charter)
                              -------------------

           Delaware                                   6799                            22-3261117
 (State or other jurisdiction                  (Primary Standard                   (I.R.S. Employer
of incorporation or organization)     Industrial Classification Code Number)      Identification No.)

                       Copelco Capital Funding Corp. II
                              700 East Gate Drive
                      Mount Laurel, New Jersey 08054-5400
                                (609) 231-9600
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                              -------------------

                           Spencer N. Lempert, Esq.
                       Copelco Capital Funding Corp. II
                              700 East Gate Drive
                      Mount Laurel, New Jersey 08054-5400
                                (609) 231-9600

(Name, address, including zip code, and telephone number, including area code, of agent for service)


                                   Copy to:

                             Peter Humphreys, Esq.
                               Dewey Ballantine
                          1301 Avenue of the Americas
                           New York, New York 10019
                                (212) 259-6730


         Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this registration statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. / /

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /________

                        CALCULATION OF REGISTRATION FEE

                                                                                          Proposed maximum
          Title of each class of              Amount to be         Proposed maximum       aggregate offering         Amount of
       securities to be registered             registered      offering price per unit(1)      price(1)          registration fee(2)
- ------------------------------------------------------------------------------------------------------------------------------------
Class A Lease-Backed Notes................      $ 189,000,000            100%                 $ 189,000,000             $65,182
Class B Lease-Backed Notes................      $  16,000,000            100%                 $  16,000,000             $ 5,518


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933.

(2) In accordance with Rule 429 under the Securities Act of 1933, the Prospectus included herein is a combined prospectus which also relates to the Registration Statement on Form S-3, File No. 33-84148 (the "Prior Registration Statement"). The amount of securities eligible to be sold under the Prior Registration Statement ($30,664,000 as of August 16, 1996) shall be carried forward to this Registration Statement. A filing fee in the amount of $87,207.50 was paid with the prior Registration Statement.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

         Pursuant to Rule 429 of the General Rules and Regulations Under the Securities Act of 1933, as amended, this Registration Statement also serves as Post-Effective Amendment No. 1 to Registration Statement No. 33-84148. The Prospectus which is a part of this Registration is a combined Prospectus relating also to Registration Statement No. 33-84148.

- --------------------------------------------------------------------------------

                       COPELCO CAPITAL FUNDING CORP. II

                             CROSS REFERENCE SHEET

           (Pursuant to Rule 404(a) and Item 501 of Regulation S-K)


Item
 No.    Name and Caption in Form S-1                                               Caption in Prospectus
- ----    ----------------------------                                               ---------------------
 1.     Forepart of the Registration Statement and Outside Front  Forepart of the Registration Statement; Front Cover Page
        Cover Page of Prospectus                                  of Prospectus; Cross Reference Sheet


 2.     Inside Front and Outside Back Cover Pages of the          Inside Front Cover and Outside Back Cover Pages of
        Prospectus                                                Prospectus; Terms of the Notes; Available Information;
                                                                  Table of Contents

 3.     Summary Information; Risk Factors and Ratio of Earnings   Prospectus Summary; Risk Factors; Certain Legal
        to Fixed Charges                                          Aspects; Prepayment and Yield Considerations

 4.     Use of Proceeds                                           Use of Proceeds

 5.     Determination of Offering Price                           *

 6.     Dilution                                                  *

 7.     Selling Security Holders                                  *

 8.     Plan of Distribution                                      Underwriting

 9.     Description of Securities to be Registered                Prospectus Summary; Description of the Notes

10.     Interest of Named Experts and Counsel                     *

11.     Material Changes                                          *

12.     Disclosure of Commission Position on Indemnification for  *
        Securities Act Liabilities

*  Not Applicable

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

 PRELIMINARY PROSPECTUS



                 Subject to Completion, Dated August __, 1996
- --------------------------------------------------------------------------------
                          $228,855,000 (approximate)

                   Copelco Capital Funding Corp. II, Issuer
                        Copelco Capital, Inc., Servicer

  $214,736,000 (approximate) _____% Class A Lease-Backed Notes, Series 1996-A $14,119,000 (approximate) _____% Class B Lease-Backed Notes, Series 1996-A

- --------------------------------------------------------------------------------


         Each of the Class A Lease-Backed Notes, Series 1996-A (the "Class A Notes") and the Class B Notes, Series 1996-A (the "Class B Notes"; and together with the Class A Notes, the "Offered Notes") will represent debt obligations of Copelco Capital Funding Corp. II (the "Issuer"), a special-purpose bankruptcy remote subsidiary of Copelco Capital, Inc. ("Copelco Capital"). The assets of the Issuer securing the Notes will include a pool of leases, consisting of primarily copier equipment leases, and all of Copelco's interest in the equipment underlying the leases. The leases and the related interests in the equipment were originated or acquired by Copelco Capital as described herein and sold or contributed by Copelco Capital to the Issuer under a sales and servicing agreement (the "Sales and Servicing Agreement") by and between Copelco Capital and the Issuer. Payments of principal and interest to the holders of the Class A Notes (the "Class A Noteholders") will have the benefit of limited credit support consisting of the subordination of the Class B Notes and an additional class of subordinated notes (the "Class C Notes"; and together with Offered Notes, the "Notes"), funds on deposit in the reserve account, residual realizations and amounts on deposit in certain other accounts, if any. The holders of the Class B Notes (the "Class B Noteholders") will have the benefit of limited credit support in the form of the subordination of the Class C Notes, funds on deposit in the reserve account, residual realizations and amounts on deposit in certain other accounts, if any. The Class C Notes are being offered in a private placement and therefore are not being offered hereby. Capitalized terms used herein will have the meanings ascribed to such terms herein. The pages on which terms are defined are set forth on the Index of Terms contained herein.


                        Ironwood Capital Partners Ltd.
                             Co-Structuring Agent
                                                       (continued on next page)

- --------------------------------------------------------------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS

    THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
           THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
        REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     An investment in the Offered Notes involves certain risks. See "Risk Factors" commencing on page 16 for a discussion of certain factors that should be considered in connection with an investment in the securities offered hereby.


     THE OFFERED NOTES WILL NOT REPRESENT AN INTEREST IN OR AN OBLIGATION
       OF COPELCO FINANCIAL SERVICES GROUP, INC., COPELCO CAPITAL, INC.
            OR ANY OF THEIR AFFILIATES, OTHER THAN COPELCO CAPITAL
                FUNDING CORP. II, NOR WILL THE OFFERED NOTES BE
                   INSURED OR GUARANTEED BY ANY GOVERNMENTAL
                      AGENCY. SEE "RISK FACTORS" HEREIN.


                                       Initial Public                       Underwriting                      Proceeds to
                                       Offering Price                         Discount                          Issuer
- --------------------------------------------------------------------------------------------------------------------------------
Per Class A Note..............                     _____%                            _____%                           _____%

Per Class B Note..............                     _____%                            _____%                           _____%

Total.........................                $__________                       $__________                      $__________



(1) The Issuer has agreed to indemnify the Underwriter against certain liabilities, including under the Securities Act of 1933.
(2) Before deducting expenses estimated to be $400,000.


                              Lehman Brothers
              The date of this Prospectus is August ____, 1996.

                                                         (cover page continued)


         Interest on the Notes will be payable monthly in arrears on the twentieth day of the month beginning on September 20, 1996 (each, a "Payment Date") with respect to the period from and including the immediately preceding Payment Date (or with respect to the initial Payment Date, the Issuance Date) to the period to and excluding such Payment Date. Principal payments with respect to the Offered Notes will be payable on each Payment Date beginning on September 20, 1996. The stated maturity date with respect to the Notes is the July 2004 Payment Date. However, if all payments on the leases are made as scheduled, final payment with respect to the Notes would occur prior to stated

maturity. In addition, should an Event of Default, an Early Lease Termination or a Casualty (each, as described herein) occur, repayment of principal on the Offered Notes may be earlier than would otherwise be the case.



         The Offered Notes are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel, or modify any order without notice. It is expected that delivery of the Offered Notes will be made in book-entry form through the facilities of The Depository Trust Company, Cedel Bank, S.A. or the Euroclear System on or about August __, 1996.


         The Offered Notes offered hereby are being offered pursuant to this Prospectus. Sales of the Offered Notes may not be consummated unless the purchaser has received this Prospectus.

         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE OFFERED NOTES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.


                             AVAILABLE INFORMATION


         The Issuer has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Notes offered pursuant to this Prospectus and described herein. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Citicorp Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov pursuant to
Item 502(a) under Regulation S-K as recently amended in SEC Release No. 33-7289 (May 9, 1996). The Issuer will file with the Commission such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Commission thereunder.

                            REPORTS TO NOTEHOLDERS


         During such time as the Offered Notes remain in book-entry form, any quarterly and annual reports, containing information concerning the Issuer and the Offered Notes and required to be filed with the Commission will be sent to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC"), the Euroclear System ("Euroclear") or Cedel Bank, S.A. ("CEDEL") as registered holders of the Offered Notes pursuant to the Indenture. Such reports will be made available by DTC, Euroclear or CEDEL and its participants to holders of interests in the Offered Notes (the "Offered Noteholders") in accordance with the rules, regulations and procedures creating and affecting DTC, Euroclear and CEDEL, respectively. See "Description of the Notes-Book Entry Registration Notes." Upon the issuance of fully registered, certificated Notes, such reports will be sent to each Noteholder. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.

                             OFFERED NOTES SUMMARY

         The following table summarizes certain of the principal terms of the Notes being offered hereby and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus.



                                                             Class A                         Class B
                                                             -------                         -------

Initial Principal Amount (approximate).........           $214,736,000                     $14,119,000
Expected Ratings

         Moody's...............................                Aaa                              A2
         Standard & Poor's.....................                AAA                              A
         Duff & Phelps.........................                AAA                              A
Interest Rate                                                    %                                %
Expected Average Life (0% CPR):
         To Maturity...........................            1.86 years                       2.02 years
         To Optional Redemption................            1.83 years                       1.86 years
Expected Final Payment Date (0% CPR):
         To Maturity...........................            March 2001                       June 2001
         To Optional Redemption................             May 2000                         May 2000
Stated Maturity................................      July 2004 Payment Date           July 2004 Payment Date

                              PROSPECTUS SUMMARY

         This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. A listing of pages on which some of such terms are defined can be found in the "Index of Terms" herein.


Issuer..............................    Copelco Capital Funding Corp. II (the
                                        "Issuer"), a Delaware corporation.  The
                                        Issuer's offices are located at East
                                        Gate Center, 700 East Gate Drive, Mount
                                        Laurel, New Jersey 08054-5400 and its
                                        phone number is (609) 231-9600.  The
                                        Issuer has been established as a
                                        bankruptcy remote entity, wholly-owned
                                        by Copelco Capital, Inc. ("Copelco
                                        Capital") and is intended to be a
                                        limited-purpose corporation.
                                        Accordingly, the Issuer's operations
                                        have been restricted so that (a) it does not engage in business with, or incur liabilities to, any other entity which may bring bankruptcy proceedings against the Issuer; and (b) the risk that it will be consolidated into the bankruptcy proceedings of any other entity is diminished. The Issuer will have no significant assets other than the Trust
                                        Fund (as described below) and the trust
                                        funds securing other notes issued by the Issuer in previously rated transactions.



Securities Offered..................    $214,736,000 (approximate) aggregate
                                        principal amount of the ____% Class A
                                        Lease-Backed Notes, Series 1996-A (the
                                        "Class A Notes") and $14,119,000
                                        (approximate) aggregate principal amount of the ___% Class B Lease-Backed Notes,
                                        Series 1996-A (the "Class B Notes";
                                        together with the Class A Notes, the
                                        "Offered Notes").  In addition, the
                                        Issuer will be issuing, through a
                                        private placement, $6,472,208
                                        (approximate) aggregate principal amount of the ____% Class C Lease-Backed Notes,
                                        Series 1996-A (the "Class C Notes";
                                        together with the Class A Notes and the
                                        Class B Notes, the "Notes").  The Class
                                        B Notes will be subordinated to the

                                        Class A Notes to the extent provided in
                                        the Indenture as described herein. The
                                        Class C Notes will be subordinated to
                                        the Offered Notes to the extent provided in the Indenture as described herein. The Class C Notes are not offered hereby. The combined aggregate principal amount of the Class A Notes, the Class B Notes and the Class C Notes will comprise the initial principal amount (the "Initial Principal Amount") of the Notes. The aggregate principal amounts of the Class A Notes, the Class B Notes and the Class C Notes set forth herein are based upon the Discounted Present Value of the Leases (as defined herein) as of the close of business on July 31, 1996 (the "Cut-Off Date") calculated at the Statistical Discount Rate (defined herein). The Initial Principal Amount of the Notes will be calculated using the actual Discount Rate.


Denominations.......................    The Notes will be issued in minimum
                                        denominations of $100,000 and integral
                                        multiples of $1,000 in excess thereof,
                                        except that one Class A Note, Class B
                                        Note and Class C Note may be issued in
                                        another denomination.

Interest Rate.......................    ___% per annum on the Class A Notes (the
                                        "Class A Interest Rate"), ___% per annum on the Class B Notes (the "Class B
                                        Interest Rate") and ___% per annum on
                                        the Class C Notes (the "Class C Interest
                                        Rate"), calculated on the basis of a
                                        year of 360 days comprised of twelve
                                        30-day months.



Initial Principal
Amount..............................    $214,736,000 (approximate) for the Class
                                        A Notes (the "Class A Initial Principal
                                        Amount"), $14,119,000 (approximate) for
                                        the Class B Notes (the "Class B Initial
                                        Principal Amount") and $6,472,208
                                        (approximate) for the Class C Notes (the

                                        "Class C Initial Principal Amount").
                                        The Class A Initial Principal Amount
                                        will be equal to 91.25% (the "Class A
                                        Percentage") of the Discounted Present
                                        Value of the Leases (as defined herein)
                                        as of the Cut-Off Date, the Class B
                                        Initial Principal Amount will be equal
                                        to 6.00% (the "Class B Percentage") of
                                        the Discounted Present Value of the
                                        Leases as of the Cut-Off Date and the
                                        Class C Initial Principal Amount will be equal to 2.75% (the "Class C
                                        Percentage") of the Discounted Present
                                        Value of the Leases as of the Cut-Off
                                        Date. See "Description of the Notes."



Discounted Present
Value of the Leases.................    The Discounted Present Value of the
                                        Leases (the "Discounted Present Value of the Leases"), at any given time, shall equal the future remaining scheduled payments (not including delinquent amounts or Excess Copy Charges (defined below)) from the Leases (including
                                        Non-Performing Leases), discounted at a
                                        rate equal to ____% (the "Discount
                                        Rate"), which rate is equal to the sum
                                        of (a) the weighted average Interest
                                        Rate of the Class A Notes, the Class B
                                        Notes and the Class C Notes on the
                                        Issuance Date and (b) the Servicing Fee
                                        Rate of 0.75% per annum. The "Discounted
                                        Present Value of the Performing Leases"
                                        equals the Discounted Present Value of
                                        the Leases, reduced by all future
                                        remaining scheduled payments on the
                                        Non-Performing Leases (not including
                                        delinquent amounts or Excess Copy
                                        Charges), discounted at the Discount
                                        Rate. See "Description of the
                                        Notes--General."  Each of the Indenture
                                        and the Sales and Servicing Agreements
                                        will provide that any calculation of
                                        future remaining scheduled payments made on a Determination Date or with respect to a Payment Date will be calculated after giving effect to any payments received prior to such date of calculation to the extent such payments relate to scheduled payments due and payable by the Lessees with respect to the related Due Period (defined herein) and all prior Due Periods. "Statistical
                                        Discounted Present Value of

                                        the Leases" means an amount equal to the future remaining scheduled payments (not including delinquent amounts or Excess Copy Charges) from the Leases as of the Cut-off Date, discounted at a rate equal to 7.15% (the "Statistical Discount Rate"). The Statistical Discounted Present Value of the Leases as of the Cut-Off Date is $235,327,208.56 and will not vary materially from the Discounted Present Value of the Leases as of the Cut-Off Date. See "The Series Pool--The Equipment." The aggregate Discounted Present Value of the Leases as of the Cut-Off Date, calculated at the Discount Rate is $______________.

                                        "Non-Performing Leases" are (a) Leases
                                        that have become more than 123 days
                                        delinquent or (b) Leases that have been
                                        accelerated by the Servicer or Leases
                                        that the Servicer has determined to be
                                        uncollectible in accordance with its
                                        customary practices.  See "The Series
                                        Pool--The Leases."


Stated Maturity.....................    The July 2004 Payment Date.  However, if
                                        all payments on the Leases are made as
                                        scheduled, final payment with respect to the Notes would occur prior to stated maturity.



The Notes...........................    The Notes will represent obligations
                                        solely of the Issuer and are secured by
                                        the Trust Fund.



Seller and Servicer.................    Copelco Capital, Inc., a Delaware
                                        corporation ("Copelco Capital", the
                                        "Seller," or in its capacity as
                                        servicer, the "Servicer").  Copelco
                                        Capital will enter into a sales and
                                        servicing agreement (the "Sales and
                                        Servicing Agreement") with the Issuer to sell and service the Leases included in the Series Pool and make Servicer
                                        Advances (as defined herein).

                                        Concurrently with the sale of the Leases by Copelco Capital to the Issuer, Copelco Capital's interest in the Equipment (which is either an ownership interest or a security interest) will be transferred to the Issuer as a contribution of capital.
                                        Contemporaneously with the sale, the
                                        Issuer will transfer its interests in
                                        the Leases and Equipment to the Trustee
                                        in accordance with the provisions of the Indenture (as defined herein).



Trust Fund..........................    The Trust Fund will consist of a pool
                                        (the "Series Pool") of equipment lease
                                        contracts consisting of equipment lease
                                        contracts of copiers, facsimile
                                        machines, computers and other business
                                        equipment (the "Lease Contracts"),
                                        including all payments due thereunder
                                        (the "Lease Receivables"; together with
                                        the Lease Contracts, the "Leases") and
                                        the interest in the related leased
                                        equipment (the "Equipment") transferred
                                        by Copelco Capital to the Issuer.  In
                                        addition, the Trust Fund will include
                                        the funds on deposit in the Reserve
                                        Account, if any, and to the limited
                                        extent provided in the Indenture,
                                        amounts on deposit in the Residual
                                        Account, if any.


Trustee.............................    Manufacturers and Traders Trust Company
                                        (the "Trustee").  The Trustee's offices
                                        are located at One M&T Plaza, 7th Floor,
                                        Buffalo, New York 14203.


Determination Date..................    The fifth day prior to each Payment Date
                                        (or the preceding business day, if such
                                        day is not a business day).  On such
                                        date (each, a "Determination Date"), the Servicer will determine the amount of payments received on the Leases in respect of the immediately preceding calendar month (each such period, a "Due Period") which will be available for distribution on the Payment Date.
                                        See "Description of the
                                        Notes--Distributions on Notes."

Payment Date........................    Payments on the Notes will be made on
                                        the twentieth day of each month (or if
                                        such day is not a business day, the next succeeding business day), commencing on
                                        September 20, 1996 (each, a "Payment
                                        Date"), to holders of record on the last day of the immediately preceding calendar month (each, a "Record Date").
                                        See "Description of the
                                        Notes--Distributions on Notes."



Interest Payments...................    On each Payment Date, the interest due
                                        (the "Interest Payments") with respect
                                        to the Class A Notes, the Class B Notes
                                        and the Class C Notes since the last
                                        Payment Date will be the interest that
                                        has accrued on such Notes since the last
                                        Payment Date, or in the case of the
                                        first Payment Date, since August __,
                                        1996 (the "Issuance Date") at the
                                        applicable Interest Rate applied to the
                                        then unpaid principal amounts (the
                                        "Outstanding Principal Amounts") of the
                                        Class A Notes, the Class B Notes and the
                                        Class C Notes, respectively (the
                                        "Outstanding Class A Principal Amount",
                                        the "Outstanding Class B Principal
                                        Amount" and the "Outstanding Class C
                                        Principal Amount", respectively), after
                                        giving effect to payments of principal
                                        to the Class A Noteholders, the Class B
                                        Noteholders and the Class C Noteholders, respectively, on the preceding Payment
                                        Date.  See "Description of the
                                        Notes--General" and "Distributions on
                                        Notes."



Principal Payments..................    For each Payment Date, each of the Class
                                        A Noteholders, the Class B Noteholders
                                        and the Class C Noteholders will be
                                        entitled to receive payments of
                                        principal ("Principal Payments"), to the extent funds are available therefor, in the priorities set forth in the

                                        Indenture and described herein under
                                        "-Application of Payments" and
                                        "Description of the Notes-Distributions
                                        on Notes." On each Payment Date, to the extent funds are available therefor, the Principal Payment payable to the Noteholders is as follows: (a) to the Class A Noteholders, the amount necessary to reduce the Outstanding Class A Principal Amount to the Class A Target Investor Principal Amount (the "Class A Principal Payment"), (b) to the Class B Noteholders, the amount necessary to reduce the Outstanding Class B Principal Amount to the greater of the Class B Target Investor Principal Amount and the Class B Floor (the "Class B Principal Payment"), (c) to the Class C Noteholders, the amount necessary to reduce the Outstanding Class C Principal Amount to the greater of the Class C Target Investor Principal Amount and the Class C Floor (the "Class C Principal Payment"), and (d) to the extent that the Class B Floor exceeds the Class B Target Investor Principal Amount and/or the Class C Floor exceeds the Class C Target Investor Principal Amount, Additional Principal (defined below) shall be distributed, sequentially, as a principal payment on the Class A Notes, the Class B Notes and the Class C Notes until the Outstanding Principal Amount of each has been reduced to zero.



                                        "Additional Principal" with respect
                                        to each Payment Date is an amount equal
                                        to (a) the difference between (i) the
                                        Discounted Present Value of the
                                        Performing Leases as of the previous

                                        Determination Date and (ii) the
                                        Discounted Present Value of the
                                        Performing Leases as of the related
                                        Determination Date, less (b) the Class A
                                        Principal Payment, the Class B Principal
                                        Payment and the Class C Principal

                                        Payment (defined above) to be paid on
                                        such Payment Date.



                                        The "Class A Target Investor Principal
                                        Amount" with respect to each Payment
                                        Date is an amount equal to the product
                                        of (a) the Class A Percentage and (b)
                                        the Discounted Present Value of the
                                        Performing Leases as of the related
                                        Determination Date.



                                        The "Class B Target Investor Principal
                                        Amount" with respect to each Payment
                                        Date is an amount equal to the product
                                        of (a) the Class B Percentage and (b)
                                        the Discounted Present Value of the
                                        Performing Leases as of the related
                                        Determination Date.



                                        The "Class C Target Investor Principal
                                        Amount" with respect to each Payment
                                        Date is an amount equal to the product
                                        of (a) the Class C Percentage and (b)
                                        the Discounted Present Value of the
                                        Performing Leases as of the related
                                        Determination Date.



                                        The "Class B Floor" with respect to each Payment Date means (a) 2.50% of the initial Discounted Present Value of the Leases as of the Cut-Off Date, plus
                                        (b) the Cumulative Loss Amount with
                                        respect to such Payment Date, minus (c)
                                        the sum, as of the related Determination
                                        Date, of the Outstanding Principal
                                        Amount of the Class C Notes and the
                                        amount on deposit in the Reserve
                                        Account after giving effect to
                                        withdrawals to be made on such Payment
                                        Date.



                                        The "Class C Floor" with respect to each Payment Date means (a) 1.00% of the initial Discounted Present Value of the

                                        Leases as of the Cut-Off Date, plus
                                        (b) the Cumulative Loss Amount with
                                        respect to such Payment Date, minus
                                        (c) the amount on deposit in the Reserve
                                        Account after giving effect to
                                        withdrawals to be made on such Payment
                                        Date; provided, however, that if the
                                        Outstanding Class B Principal Amount is
                                        equal to the Class B Floor, on such
                                        Payment Date the Class C Floor will
                                        equal the Outstanding Class C Principal
                                        Amount utilized in the calculation of
                                        the Class B Floor Amount for such
                                        Payment Date.


                                        The "Cumulative Loss Amount"
                                        with respect to each Payment Date is an
                                        amount equal to the excess, if any, of
                                        (a) the total of (i) the Outstanding
                                        Principal Amount of the Notes as of the
                                        immediately preceding Payment Date after giving effect to all payments made on such Payment Date, minus (ii) the lesser of (A) the Discounted Present Value of the Performing Leases as of the Determination Date relating to the immediately preceding Payment Date minus the Discounted Present Value of the Performing Leases as of the related Determination Date and (B) Available Funds remaining after the payment of amounts owing the Servicer and in respect of interest on the Notes on such Payment Date over (b) the Discounted Present Value of Performing Leases as of the related Determination Date.



The Series Pool.....................    The Series Pool will consist of the
                                        Leases as of the Cut-Off Date, plus any
                                        Substitute Leases (as defined herein)
                                        and any Additional Leases (as defined
                                        herein) excluding any Leases which have
                                        been replaced by one or more Additional
                                        Leases or Substitute Leases and, the
                                        interest of the Issuer in the related
                                        Equipment. See "The Series Pool" and
                                        "Certain Legal Matters Affecting a
                                        Lessee's Rights and Obligations."

                                        Copelco Capital will represent and
                                        warrant that, as of the Cut-Off Date,
                                        all Leases were current or less than 63
                                        days delinquent and that, as of the
                                        Issuance Date, the Lessees have made at
                                        least one lease payment.



Equipment...........................    As of the Cut-Off Date, a majority of
                                        the Statistical Discounted Present Value of the Leases consisted of leases of copier equipment. The remaining Leases consisted of Leases of facsimile machines, computers and other business equipment.



Lessees.............................    The Lessees consist of businesses and
                                        business owners (each, a "Lessee"; and
                                        collectively, the "Lessees"). As of the Cut-Off Date, the Collateral included
                                        22,256 separate Leases and 19,951
                                        Lessees. As of the Cut-Off Date, Leases
                                        relating to Lessees in any one state did not account for more than 18.73% of the Statistical Discounted Present Value of the Leases. See "The Series Pool--The
                                        Leases."



Certain Lease Terms.................    The Leases are triple-net leases,
                                        requiring the Lessee to pay all taxes,
                                        maintenance and insurance associated
                                        with the Equipment. The Leases are
                                        non-cancelable by the Lessees.  All
                                        payments under the Leases are absolute,
                                        unconditional obligations of the Lessees without right of offset for any reason.
                                        Each Lessee entered into its Lease for
                                        specified Equipment designated in
                                        schedules incorporated into the Lease.
                                        The schedules, among other things,
                                        establish the payments and the term of
                                        the Lease with respect to such
                                        Equipment.  The Leases have remaining
                                        terms to maturity, calculated as of the
                                        Cut-Off Date, of between approximately 1

                                        and 83 months and a weighted average
                                        term to stated maturity of 43 months.
                                        See "The Series Pool--The Leases."



Substitutions and Adjustments.......    Although the Leases will be
                                        non-cancelable by the Lessees, Copelco
                                        Capital has, from time to time,
                                        permitted early termination by Lessees
                                        ("Early Lease Termination") or other
                                        modifications of the lease terms in
                                        certain circumstances more fully
                                        specified in the Sales and Servicing
                                        Agreement, including, without
                                        limitation, in connection with a full
                                        or partial buy-out or equipment upgrade.


                                        In the event of an Early Lease
                                        Termination which has been prepaid in
                                        full, the Issuer will have the option to reinvest the proceeds of such Early Termination Lease in one or more Leases having similar characteristics for such terminated Lease (each, an "Additional Lease").


                                        In addition, Copelco Capital will have
                                        the option to substitute one or more
                                        leases having similar characteristics
                                        (each, a "Substitute Lease") for (a)
                                        Non-Performing Leases, (b) Leases
                                        subject to repurchase as a result of a
                                        breach of representation and warranty
                                        (each a "Warranty Lease") and (c) Leases following a modification or adjustment to the terms of such Lease (each, an "Adjusted Lease"). The aggregate Discounted Present Value of the

                                        Non-Performing Leases and Warranty
                                        Leases for which Copelco Capital may
                                        substitute Substitute Leases is limited
                                        to an amount not in excess of 7% of the
                                        aggregate Discounted Present Value of
                                        the Leases as of the Cut-Off Date. The

                                        aggregate Discounted Present Value of
                                        Adjusted Leases for which Copelco
                                        Capital may substitute Substitute Leases is limited to an amount not in excess of 8% of the aggregate Discounted Present Value of the Leases as of the Cut-Off Date.



                                        In no event will the aggregate scheduled payments of the Leases, after the inclusion of the Substitute Leases and Additional Leases be materially less than the aggregate scheduled payments of the Leases prior to such substitution or reinvestment. In addition, after giving effect to such additions and substitutions, the aggregate Booked Residual Value of the Leases must not be materially less than the aggregate Booked Residual Value of the Leases immediately prior to such substitutions or additions. Additionally, either the final payment on such Substitute Lease or Additional Lease must be on or prior to June 30, 2003 or, to the extent the final payment on such Lease is due subsequent to June 30, 2003, only scheduled payments due on or prior to such date may be included in the Discounted Present Value of such Lease for the purpose of making any calculation under the Indenture.



                                        In the event that an Early Lease
                                        Termination is allowed by Copelco
                                        Capital and an Additional Lease is not
                                        provided, the amount prepaid will be
                                        equal to at least the Discounted Present
                                        Value of the terminated Lease, plus any
                                        delinquent payments.  See "The Series
                                        Pool--The Leases."

Payments on Leases..................    All payments on Leases will be made by
                                        the Lessees to the order of the Issuer

                                        to the address specified by Servicer.
                                        The Servicer will deposit the proceeds
                                        of such payments to the Collection
                                        Account (as defined herein) within two
                                        Business Days of the receipt thereof.
                                        See "Description of the
                                        Notes--Collection Account."



Advances by Servicer................    Prior to any Payment Date, the Servicer
                                        may, but will not be required to,
                                        advance (each, a "Servicer Advance") to
                                        the Trustee, an amount sufficient to
                                        cover delinquencies on Leases in the
                                        Trust Fund with respect to the prior Due
                                        Period. The Servicer will be reimbursed for Servicer Advances not recovered from late payments from Available Funds on the Payment Date following the date on which the Servicer determined such Lease to be a Non-Performing Lease. See
                                        "Description of the Notes--Advances by
                                        Servicer."

Servicing Fee.......................    A Servicing Fee (the "Servicing Fee"),
                                        will be paid monthly to the Servicer on
                                        each Payment Date from amounts in the
                                        Collection Account and will be
                                        calculated by multiplying one-twelfth of
                                        0.75% times the Outstanding Principal
                                        Amount of the Notes at the Determination
                                        Date for such Payment Date before
                                        application of payments with respect
                                        thereto.


                                        The Servicing Fee will be paid to the
                                        Servicer for servicing the Series Pool
                                        and to pay certain administrative
                                        expenses in connection with the Notes,
                                        including Trustee fees and expenses.
                                        See "Copelco Capital's Underwriting and
                                        Servicing Practices."


Use of Proceeds.....................    The net proceeds from the sale of the
                                        Offered Notes will be used to purchase
                                        the Leases from Copelco Capital.  In
                                        addition, the net proceeds from the
                                        private placement of the Class C Notes
                                        will be used for the same purpose.
                                        Copelco Capital will use such amounts to repay bank indebtedness and for general corporate purposes.


The Indenture.......................    The Notes are to be issued pursuant to,
                                        and are to be in such form, bear
                                        interest and be payable on such terms as are prescribed in an indenture (the
                                        "Indenture") to be executed between the
                                        Issuer and the Trustee.



Available Funds.....................    On each Payment Date, the Trustee will
                                        use such funds to make required payments of principal and interest to
                                        Noteholders.


                                        Funds received on or prior to the
                                        related Determination Date ("Available
                                        Funds") will be available for
                                        distribution by the Trustee on a Payment
                                        Date and will include:


                                          a)  Lease Payments due during the
                                        prior Due Period (net of any Excess Copy
                                        Charges);



                                          b)  Residual Realizations up to the
                                        Residual Amount Cap;

                                          c)  recoveries from Non-Performing
                                        Leases to the extent Copelco Capital has not substituted a Substitute Lease for such Non-Performing Leases (except to the extent required to reimburse unreimbursed Servicer Advances);



                                          d)  proceeds from repurchases by
                                        Copelco Capital of Leases as a result of breaches of representations and warranties;



                                          e)  proceeds from investment of
                                        funds in the Collection Account and the
                                        Reserve Account;

                                          f)  Casualty Payments (as defined
                                        herein);

                                          g)  Servicer Advances;

                                          h)  Termination Payments;


                                          i)  funds, if any, on deposit in the
                                        Reserve Account; and



                                          j)  funds, if any, on deposit in
                                        the Residual Account to the limited
                                        extent provided in the Indenture.



Application of
Payments............................    Monthly distributions will be made by
                                        the Trustee from Available Funds in the
                                        following priority:

                                          a)  to pay the Servicing Fee;

                                          b)  to reimburse unreimbursed Servicer
                                        Advances in respect of a prior Payment
                                        Date;


                                          c)  to make Interest Payments owing on
                                        the Class A Notes;



                                          d)  to make Interest Payments owing on
                                        the Class B Notes;



                                          e)  to make Interest Payments owing on
                                        the Class C Notes;



                                          f)  to make the Class A Principal
                                        Payment;




                                          g)  to make the Class B Principal
                                        Payment;



                                          h)  to make the Class C Principal
                                        Payment;



                                          i)  to pay the Additional Principal,
                                        if any, to the Class A Noteholders until the Outstanding Class A Principal

                                        Amount has been reduced to zero, then
                                        to the Class B Noteholders until the
                                        Outstanding Class B Principal
                                        Amount has been reduced to zero and
                                        thereafter to the Class C Noteholders
                                        until the Outstanding Class C Principal
                                        Amount has been reduced to zero;



                                          j)  to the Reserve Account, an
                                        amount equal to the excess of the
                                        Required Reserve Amount over the
                                        Available Reserve Amount;



                                          k)  following a Residual Event
                                        (defined below), to the Residual Account an amount equal to Residual Realizations up to the Residual Amount Cap; and


                                          l)  to the Issuer, the balance, if
                                        any.

                                        See "Description of the
                                        Notes-Distribution on Notes."

Redemption..........................    The Issuer will have the option, subject
                                        to certain conditions, to redeem all,

                                        but not less than all, of the Notes and
                                        thereby cause early repayment of the
                                        Notes as of any Payment Date on which
                                        the Discounted Present Value of the
                                        Performing Leases is less than or equal
                                        to 10% of the Discounted Present Value
                                        of the Leases as of the Cut-Off Date
                                        (after giving effect to the payment of
                                        principal on such Payment Date).  See
                                        "Description of the Notes--Redemption."


Residual Realizations...............    Following the Issuance Date, aggregate
                                        cash flows realized from the sale or
                                        re-lease of the Equipment, other than
                                        Equipment subject to Non-Performing
                                        Leases (the "Residual Realizations"),
                                        shall be deposited into the Collection
                                        Account for distribution until the
                                        aggregate Residual Realizations used
                                        (without duplication) to cover amounts
                                        owing the Noteholders and the Servicer,
                                        deposited into the Reserve Account,
                                        on deposit in the Residual Account,
                                        or withdrawn from the Residual
                                        Account as a result of an Available
                                        Funds Shortfall, equals $__________,
                                        which represents 7% of the Discounted
                                        Present Value of the Leases as of the
                                        Cut-Off Date (the "Residual Amount
                                        Cap"), and will provide additional
                                        credit support to the Notes.  Actual
                                        Residual Realizations may be more or
                                        less than the residual value of the
                                        Equipment recorded on the books of the
                                        Issuer (the "Booked Residual Value").
                                        Under certain limited circumstances more fully described in the Indenture (a
                                        "Residual Event"), the Residual
                                        Realizations not distributed to
                                        Noteholders, paid to the Servicer or
                                        deposited into the Reserve Account will
                                        be deposited in the Residual Account.
                                        As provided in the Indenture, funds on
                                        deposit in the Residual Account will be
                                        available to cover shortfalls in the
                                        amount available to pay the amounts
                                        owing the Servicer and to make interest
                                        and principal payments on the Notes.
                                        Following the termination of a Residual
                                        Event, amounts on deposit in the
                                        Residual Account will be disbursed to
                                        the Issuer.




                                        The aggregate Booked Residual Values of
                                        the Lease as of the Cut-Off Date equals
                                        $32,226,023.

Subordination.......................    The Class A Notes will be senior in
                                        right of payment to the Class B Notes
                                        and the Class B Notes will be senior in
                                        right to the Class C Notes to the extent described herein. See "Description of the Notes--Distributions on Notes."




Reserve Account.....................    The Noteholders will have the benefit of
                                        funds on deposit in an account (the
                                        "Reserve Account") to the extent that
                                        there is a shortfall in the amount
                                        available to pay amounts owing the
                                        Servicer and to make interest and
                                        principal payments on the Notes, on any
                                        Payment Date.  The Reserve Account will
                                        be funded by an initial deposit of 1.25% of the Discounted Present Value of the Leases as of the Cut-Off Date.
                                        Thereafter, to the extent provided in
                                        the Indenture, additional deposits will
                                        be made to the Reserve Account to the
                                        extent that the amount on deposit in the Reserve Account (the "Available Reserve
                                        Amount") is less than the Required
                                        Reserve Amount.  The "Required Reserve
                                        Amount" equals the greater of (a) 1.25%
                                        of the Discounted Present Value of the
                                        Performing Leases as of the related
                                        Payment Date and (b) 1.00% of the
                                        Discounted Present Value of the Leases
                                        as of the Cut-Off Date, but not more
                                        than the Outstanding Principal Amount of the Notes, (the "Required Reserve
                                        Amount").  Amounts on deposit in the
                                        Reserve Account in excess of the
                                        Required Reserve Amount will be
                                        disbursed to the Issuer in accordance
                                        with the provisions of the Indenture.




Federal Income Tax
Considerations......................    It is intended that the Notes will be
                                        characterized as indebtedness of the
                                        Issuer for federal income tax purposes.
                                        If characterized as indebtedness,
                                        interest on the Notes will be taxable as ordinary income when received by a Noteholder on the cash method of accounting and when accrued by
                                        Noteholders on the accrual method of
                                        accounting. See "Certain Federal Income
                                        Tax Considerations."


ERISA
Considerations......................    The Employee Retirement Income Security
                                        Act of 1974, as amended ("ERISA") places certain restrictions on those pension and other employee benefits plans to which it applies. Pursuant to regulations issued by the United States
                                        Department of Labor defining "plan
                                        assets", if the Notes are considered to
                                        be indebtedness without substantial
                                        equity features under local law, the
                                        assets of the Issuer will not be
                                        considered assets of any ERISA plan
                                        holding the Notes, thereby generally
                                        avoiding potential application of
                                        ERISA's prohibited transaction rules.
                                        However, in certain circumstances, the
                                        prohibited transaction rules may be
                                        applicable to the purchase of the Notes
                                        even if the Notes are not deemed to have substantial equity features. Certain exemptions from the prohibited transaction rules could be applicable, however, with respect to the acquisition and holding of the Notes. Accordingly, the notes may be acquired by ERISA plans, subject to certain restrictions.
                                        Before purchasing any of the Notes,
                                        fiduciaries
                                        of such plans should determine whether
                                        an investment in the Notes is

                                        appropriate under ERISA. See "ERISA
                                        Considerations."


Rating..............................    It is a condition to the issuance of the
                                        Offered Notes that the Class A Notes be
                                        rated at least "AAA," "AAA" and "Aaa"
                                        and that the Class B Notes be rated at
                                        least "A," "A" and "A2" by Standard &
                                        Poor's Ratings Group ("S&P"), Duff &
                                        Phelps Credit Ratings Co. ("DCR") and
                                        Moody's Investors Service, Inc.
                                        ("Moody's"), respectively. The ratings
                                        assess the likelihood of timely payment
                                        of interest and the ultimate payment of
                                        principal to the Noteholders by the
                                        Stated Maturity Date. There is no
                                        assurance that any rating will not be
                                        lowered or withdrawn if, in the
                                        judgement of any Rating Agency,
                                        circumstances in the future so warrant.
                                        See "Rating of the Notes."

                                 RISK FACTORS

         Limited Liquidity. There is currently no public market for the Offered Notes and there is no assurance that one will develop. The Underwriter expects, but is not obligated, to make a market in the Offered Notes. There is no assurance that any such market will be created or, if so created, will continue. If no public market develops, the Offered Noteholders may not be able to liquidate their investment in the Offered Notes prior to maturity.


         Prepayments. Because the rate of payment of principal on the Notes will depend, among other things, on the rate of payment on the Leases, such rate of payment of principal on the Notes cannot be predicted. Payments on the Leases will include scheduled payments as well as prepayments permitted by Copelco Capital as the Servicer (to the extent not replaced with Additional Leases), payments as a result of Non-Performing Leases (to the extent not replaced by Substitute Leases), Casualty Payments (as defined herein), and payments upon repurchases by Copelco Capital on account of a breach of certain representations and warranties in the related Sales and Servicing Agreement (any such voluntary or involuntary prepayment, a "Prepayment"). The rate of early terminations of Leases due to Prepayments and defaults may be influenced by a variety of economic and other factors which cannot be specified at this time. The risk of reinvesting distributions of the principal of the Notes will be borne by the Noteholders. See "Prepayment and Yield Considerations."




         Additional Leases and Substitute Leases. As described herein, pursuant to the Sales and Servicing Agreement, Copelco Capital may have the option, but not the obligation, to designate one or more leases in its portfolio to be an Additional Lease as a replacement for any prepaid in full or upgraded lease, in which event the scheduled payments from such Additional Lease will replace (in whole or in part) the remaining scheduled payments on a prepaid in full Lease. In the event (and only to the extent) that Copelco Capital makes such a designation, the amount (or portion thereof) received by the Issuer with respect to a Prepayment will be allocated directly to Copelco Capital and the payments with respect to the related Notes will be dependent upon the scheduled payments received on such Additional Leases and such Substitute Leases. In addition, pursuant to the Sales and Servicing Agreement, Copelco Capital may have the option, but not the obligation to substitute one or more leases as Substitute Leases in exchange for Non-Performing Leases, Warranty Leases and Adjusted Leases. Accordingly, payments of principal of and interest on the Notes may be dependent, in part, upon payments received on such Additional Leases. In addition, to the extent that Copelco Capital does not designate one or more leases as Additional Leases in connection with the prepayment of a Lease or Substitute Leases in the case of partial prepayments, Non-Performing Leases or Warranty Leases, the Discounted Present Value of the Performing Leases will be decreased. See "Prepayment and Yield Considerations."


         Security Interests in the Equipment. The Leases will consist of either finance Leases (where substantially all of the value of the Equipment is financed by the lease payments) or operating leases (where substantially less than all of the value of the Equipment is recovered through the lease payments). See "The Leases" herein. Finance leases include Leases ("Nominal Buy-Out Leases") which contain a nominal purchase option upon expiration or other terms which may be deemed effectively to vest equitable ownership of the Equipment in the Lessee. Prior to the Cut-Off Date, Copelco Capital will have filed Uniform Commercial Code ("UCC") financing statements in its favor against Lessees in respect of Equipment, including Equipment subject to Nominal-Buy-Out Leases, with an original Equipment cost in excess of $25,000. No action will be taken to perfect the interest of Copelco Capital in any Equipment to the extent the original Equipment cost of the related Equipment is less than $25,000. In addition, the Indenture and the Sale and Servicing Agreement will require UCC financing statements identifying security interests in the Equipment as transferred to, or obtained by, the Issuer or the Trustee and UCC financing statements identifying equipment owned by Copelco Capital, transferred to the Issuer and pledged to the Trustee to be filed in favor of the Issuer or the Trustee in states in which Equipment relating to not less than 75% of the Discounted Present Value of the Leases as of the Cut-Off Date is located (the "Filing Locations"). To the extent UCC financing statements evidencing Copelco Capital's security interest in the Equipment have not been filed against the Lessee and to the extent the Equipment is located in the states other than the Filing Locations, any such security interests in the Equipment will not be perfected in favor of the Issuer or the Trustee and another party (such as other creditors of Copelco Capital) may acquire rights in Copelco Capital's interest in the Equipment superior to those of the Issuer or the Trustee. See "Certain Legal Matters Affecting a Lessee's Rights and Obligations."

         Restrictions on Recoveries. State laws impose requirements and restrictions relating to foreclosure sales and obtaining deficiency judgments following such sales. In the event that the Issuer must rely on repossession and disposition of Equipment to cover losses on Non-Performing Leases, the Issuer may not realize the full amount due because of the application of those requirements and restrictions. Other factors that may affect the ability of the Issuer to realize the full amount due on a Lease include the failure to file financing statements to perfect the Issuer's security interest in the Equipment against a Lessee, depreciation, obsolescence, damage or loss of any item of Equipment, and the application of federal and state bankruptcy and insolvency laws. As a result, the Noteholders may be subject to delays in receiving payments and losses. See "Certain Legal Matters Affecting a Lessee's Rights and Obligations."


         Insolvency of Copelco Capital. Copelco Capital believes that each transfer of the Leases to the Issuer should be treated as an absolute and unconditional sale or assignment. However, in the event of an insolvency of Copelco Capital, a court could attempt to recharacterize the sale of the related Leases by Copelco Capital to the Issuer as a loan by Copelco Capital from the Issuer, secured by a pledge of such Leases or could allow the trustee in bankruptcy to repudiate the Leases that are operating leases and all obligations thereunder. Such an attempt, even if unsuccessful, could result in delays in payments of the related Notes. If such an attempt were successful, such Notes would be accelerated, and the Trustee's recovery on behalf of the Noteholders could be limited to the then current value of the Leases or the underlying Equipment. Thus, the Noteholders could lose the right to future payments and might incur reinvestment losses on amounts recovered. See "Certain Legal Matters Affecting a Lessee's Rights and Obligations."



         Credit Enhancement. Credit enhancement with respect to the Offered Notes will be provided by the subordination of Class C Notes and funds on deposit in the Reserve Account and, to the limited extent provided in the Indenture, the Residual Account. In addition, the Class A Notes have the benefit of the subordination of the Class B Notes. However, on any Payment Date the amount available to Noteholders is limited to the extent of funds on deposit in the Collection Account, the Reserve Account and, to the limited extent provided in the Indenture, the Residual Account. In addition, payment of principal and interest on the Offered Notes will be supported by the Residual Realizations on the Equipment up to the Residual Amount Cap. Therefore, if a Lease becomes a non-performing lease at a time when total losses on the Leases is in excess of the outstanding principal amount of any subordinated Class and, the amounts, if any, available to be withdrawn from the Reserve Account and the Residual Account are reduced to zero, the holders of Notes of any senior Class may be forced to rely solely on the amount of Residual Realizations on the Equipment for ultimate payment of principal and interest on such Class of Notes. The aggregate amount of Residual Realizations available to Noteholders to pay (without duplication) the amounts owing the Servicer, to be deposited in the Reserve Account, on deposit in the Residual Account or withdrawn from the Residual Account as the result of an Available Funds Shortfall after the Issuance Date will not exceed the Residual Amount Cap.


         Non-Recourse Obligations. The Notes represent debt obligations of the Issuer secured by the Leases only and do not represent interests in or recourse obligations of Copelco Capital or any of its affiliates other than the Issuer. The Issuer is a special purpose corporation with limited assets. Consequently, the Noteholders must rely solely upon the Leases, the Equipment and funds in the Reserve Account and the Residual Account, if any, for payment of principal of and interest on the Notes. If no funds are on deposit in the Reserve Account or the Residual Account and the payments made on the Leases and the disposition proceeds of the Equipment are insufficient to make payments on the Notes, no other assets will be available for the payment of the deficiency.



         Book-Entry Registration. The Notes offered hereby initially will be represented by one or more Notes registered in the name of Cede & Co. and will not be registered in the names of the beneficial owners or their nominees. As a result of this, unless and until Definitive Notes are issued, beneficial owners will not be recognized by the Issuer or the Trustee as Noteholders, as that term is used in each Indenture. Hence, until such time, beneficial owners will only be able to exercise the rights of Noteholders indirectly, through DTC, Euroclear or CEDEL and their respective participating organizations, and will receive reports and other information provided for under the Indenture only if, when and to the extent provided by DTC, Euroclear or CEDEL, as the case may be, and its participating organizations. See "Description of the Notes--Book-Entry Registration."


                                USE OF PROCEEDS

         The net proceeds from the sale of the Notes will be used to purchase the Leases from Copelco Capital. Copelco Capital will utilize the proceeds from the sale of the Leases to repay bank debt and for general corporate purposes.

                                THE SERIES POOL


         The Leases. As of the close of business on July 31, 1996 (the "Cut-Off Date"), the Notes will be secured by 22,256 Leases with 19,951 Lessees. The Lessees are businesses and business owners throughout the United States. The Leases were originated by the Document Image Division, the Computer Division and the Major Accounts Division (or their predecessors) (the "Origination Divisions"). See "Risk Factors," "Security for the Notes" and "Certain Legal Matters Affecting a Lessee's Rights and Obligations." The statistical information included herein was computed using the Statistical Discounted Present Value of the Leases as of the Cut-Off Date. The Statistical Discounted Present Value of the Leases will not vary materially from the Discounted Present Value of the Leases as of the Cut-Off Date.



         The Leases are triple-net leases which impose no affirmative obligations on the Lessor, and are non-cancelable by the Lessees. Under certain conditions, however, Copelco Capital may consent to prepayment of the Leases. Generally, Copelco Capital will consent to a prepayment of a Lease where the Lessee is upgrading the Equipment. All payments under the Leases are absolute, unconditional obligations of the Lessees without right of offset for any reason. Such payments will be made by the Lessees to the Servicer for the account of the Issuer.



         Each Lessee entered into its Lease for specified Equipment which may be designated in schedules incorporated into the Lease. To the extent not set forth in the Lease Contract, the schedules, among other things, establish the monthly payments and the term of the Lease with respect to such Equipment. The Leases follow one of several different forms of lease agreement, with occasional modifications which do not materially affect the basic terms of the Leases. The weighted average remaining term of the Series Pool is 43 months. Copelco Capital will represent and warrant that, as of Cut-Off Date, all Leases will be current or less than 63 days delinquent and, as of the Issuance Date, all Lessees will have made at least one payment.


         Lessees covenant to maintain the Equipment and install it at a place of business agreed upon with Copelco Capital. Delivery, transportation, repairs and maintenance are the obligation of the Lessees, and all Lessees are required to carry, at their respective expense, liability and replacement cost insurance under terms acceptable to Copelco Capital. Such insurance proceeds will constitute Casualty Payments (as defined herein). Subject to certain exceptions, if the Lessee does not provide evidence of insurance coverage within 90 days of the commencement of the Lease, Copelco Capital obtains such insurance and invoices the Lessee for the cost thereof. Any defaults under a Lease (as such, a "Non-Performing Lease," as defined herein) permit a declaration as immediately due and payable all remaining Lease payments under the Lease and the immediate return of the Equipment. Generally, any payments received six days after the scheduled payment date are subject to late charges.

         "Non-Performing Leases" are (a) Leases that have become more than 123 days delinquent or (b) Leases that have been accelerated by the Servicer or Leases that the Servicer has determined to be uncollectible in accordance with its customary practices.


         At the end of the Lease term, the Lessee must return the Equipment with certification from the manufacturer that the Equipment is in good working order, normal wear and tear excepted, unless the Lease is renewed or the Equipment is purchased by the Lessee.


         Historically, most of the Equipment leased by the Origination Divisions is purchased or relet by the original lessee at the expiration of the lease term. "Nominal Buy-Out" Leases comprise 12.93% of the Leases. Pursuant to the terms of the Leases, the Lessee is required to advise Copelco Capital at least 90 to 120 days prior to the Lease termination of its intent to return the Equipment at the expiration of the Lease. In most cases, the failure by a Lessee to so advise Copelco Capital results in an automatic renewal of the Lease for a period ranging from four months to one year. For Equipment which is returned to Copelco Capital by the lessees, Copelco Capital participates in an active secondary market for the sale of used equipment.



         The Equipment. The Equipment subject to the Leases is purchased by Copelco Capital under direct specifications and instructions from the Lessees. As of the Cut-Off Date, a majority of the Statistical Discounted Present Value of the Leases consisted of Leases of copier equipment. The remaining Leases consist of Leases of facsimile machines, computers and other business equipment.


         Certain Information with Respect to the Leases and the Lessees. The following tables summarize certain information with respect to the Leases and the Lessees as of the Cut-Off Date.



                        DISTRIBUTION OF LEASES BY STATE





                                                                               Percentage of
                                                               Statistical      Statistical       Aggregate
               Number   Percentage   Number      Percentage    Discounted       Discounted         Original      Percentage of
                 of     of Number      of        of Number    Present Value    Present Value      Equipment         Original
  State        Leases   of Leases   Lessees(1)   of Lessees   of the Leases    of the Leases         Cost        Equipment Cost
  -----        ------   ---------   ----------   ----------   -------------    -------------    -------------    --------------
Alabama            36      0.16%         35          0.17%      $374,664.29         0.16%         $374,926.19          0.15%
Alaska              6      0.03           6          0.03        127,080.53         0.05           133,549.60          0.05
Arizona           167      0.75         154          0.76      2,237,376.99         0.95         2,313,070.11          0.90
California      4,349     19.54       3,997         19.63     44,087,582.04        18.73        47,495,608.74         18.41
Colorado          513      2.30         485          2.38      4,244,384.80         1.80         4,702,613.28          1.82
Connecticut       459      2.06         408          2.00      4,879,155.04         2.07         5,378,868.63          2.08

Delaware           28      0.13          28          0.14        277,292.93         0.12           289,199.48          0.11
District of
Columbia          276      1.24         257          1.26      3,298,540.59         1.40         3,561,133.40           138
Florida         1,214      5.45       1,089          5.35     11,458,876.07         4.87        12,227,516.10          4.74
Georgia           498      2.24         460          2.26      6,543,966.99         2.78         7,084,445.05          2.75
Hawaii             10      0.04          10          0.05        130,219.00         0.06           129,773.10          0.05
Idaho              50      0.22          47          0.23        471,783.25         0.20           502,047.28          0.19
Illinois        1,066      4.79         975          4.79     12,104,332.62         5.14        13,320,266.07          5.16
Indiana           121      0.54          99          0.49      1,318,624.99         0.56         1,371,245.71          0.53
Iowa               16      0.07          15          0.07        285,984.21         0.12           292,372.28          0.11
Kansas             59      0.27          58          0.28        601,601.83         0.26           627,386.45          0.24

                                                                                  Percentage of
                                                                  Statistical      Statistical       Aggregate
                  Number   Percentage   Number      Percentage    Discounted       Discounted         Original      Percentage of
                    of     of Number      of        of Number    Present Value    Present Value      Equipment         Original
  State           Leases   of Leases   Lessees(1)   of Lessees   of the Leases    of the Leases         Cost        Equipment Cost
  -----           ------   ---------   ----------   ----------   -------------    -------------    -------------    --------------
Kentucky             144      0.65%        135          0.66%    $1,955,797.64         0.83%       $2,139,588.82          0.83%
Maine                292      1.31         262          1.29      2,653,525.89         1.13         2,881,619.91          1.12
Maryland             360      1.62         326          1.60      4,456,820.79         1.89         4,804,593.50          1.86
Massachusetts        820      3.68         751          3.69      8,305,056.21         3.53         9,215,540.20          3.57
Michigan              96      0.43          93          0.46      1,262,816.25         0.54         1,398,777.54          0.54
Minnesota             76      0.34          75          0.37      1,018,475.82         0.43         1,068,970.30          0.41
Mississippi           28      0.13          28          0.14        324,434.85         0.14           340,143.90          0.13
Missouri             193      0.87         173          0.85      1,421,394.81         0.60         1,492,334.10          0.58
Montana               29      0.13          25          0.12        313,352.98         0.13           327,616.27          0.13
Nebraska               6      0.03           6          0.03         38,772.78         0.02            40,082.58          0.02
Nevada               217      0.98         189          0.93      1,944,399.04         0.83         2,093,706.46          0.81
New Hampshire         57      0.26          55          0.27        431,017.38         0.18           471,695.78          0.18
New Jersey         1,376      6.18       1,270          6.24     15,151,090.76         6.44        16,893,472.62          6.55
New Mexico            61      0.27          59          0.29        606,730.71         0.26           626,767.05          0.24
New York           3,685     16.56       3,282         16.12     42,079,290.81        17.88        48,548,873.15         18.82
North Carolina       308      1.38         285          1.40      3,988,286.30         1.69         4,270,038.35          1.65
North Dakota           3      0.01           3          0.01         15,452.36         0.01            16,467.42          0.01
Ohio                 837      3.76         770          3.78      8,634,179.96         3.67         9,238,468.98          3.58
Oklahoma             138      0.62         132          0.65      1,355,616.53         0.58         1,398,672.78          0.54
Oregon               268      1.20         252          1.24      2,878,202.32         1.22         3,242,702.49          1.26
Pennsylvania         902      4.05         841          4.13      8,404,940.22         3.57         9,059,794.03          3.51
Rhode Island         148      0.66         144          0.71      1,178,437.15         0.50         1,244,413.12          0.48
South Carolina       128      0.58         111          0.55      1,148,414.66         0.49         1,250,251.69          0.48
South Dakota          12      0.05          12          0.06        145,254.12         0.06           140,573.81          0.05
Tennessee            238      1.07         211          1.04      2,178,231.15         0.93         2,288,505.60          0.89
Texas              1,557      7.00       1,430          7.02     14,895,682.99         6.33        16,250,294.66          6.30
Utah                 120      0.54         116          0.57      1,109,365.44         0.47         1,204,369.18          0.47
Vermont               33      0.15          30          0.15        290,087.30         0.12           293,764.22          0.11
Virginia             539      2.42         510          2.50      6,015,888.50         2.56         6,658,252.92          2.58
Washington           623      2.80         587          2.88      7,250,601.65         3.08         7,809,666.24          3.03
West Virginia         40      0.18          38          0.19        697,082.14         0.30           733,604.98          0.28
Wisconsin             49      0.22          33          0.16        576,239.16         0.24           588,058.46          0.23
Wyoming                5      0.02           4          0.02        160,803.72         0.07           196,965.58          0.08
- ----------------------------------------------------------------------------------------------------------------------------------
Total..........   22,256     100.0%     20,361        100.00%  $235,327,208.56       100.00%     $258,032,668.16        100.00%
==================================================================================================================================

(1) Total number of Lessees is greater than the total number of Lessees appearing in the Distribution of Leases by Lessee Table because several Lessees have Leases in more than one state.

                    DISTRIBUTION OF LEASES BY LEASE BALANCE





                                                                                Percentage
                                                                                    of
                                                                               Statistical                             Percentage
                                                            Statistical         Discounted          Aggregate              of
 Statistical Discounted                  Percentage         Discounted        Present Value         Original            Original
  Present Value of the       Number       of Number       Present Value of          of              Equipment          Equipment
         Leases            of Leases      of Leases           Leases              Leases               Cost                Cost
- -----------------------    ---------     ----------       ----------------    -------------         ---------          ----------
          $0 -  5,000         8,903           40.00%       $26,877,397.98            11.42%       $31,252,003.61           12.11%
       5,001 - 10,000         6,443           28.95         46,167,599.01            19.62         51,730,250.10           20.05
      10,001 - 15,000         2,773           12.46         33,975,821.47            14.44         37,094,059.47           14.38
      15,001 - 20,000         1,557            7.00         26,960,913.69            11.46         29,134,497.08           11.29
      20,001 - 25,000           785            3.53         17,497,315.06             7.44         18,831,195.33            7.30
      25,001 - 30,000           541            2.43         14,756,690.10             6.27         15,820,383.13            6.13
      30,001 - 35,000           327            1.47         10,594,089.08             4.50         11,154,457.22            4.32
      35,001 - 40,000           208            0.93          7,766,924.31             3.30          8,405,638.24            3.26
      40,001 - 45,000           157            0.71          6,659,721.72             2.83          7,017,073.25            2.72
      45,001 - 50,000           116            0.52          5,489,299.13             2.33          5,860,438.07            2.27
      50,001 - 55,000            68            0.31          3,558,248.89             1.51          3,825,618.39            1.48
      55,001 - 60,000            60            0.27          3,437,728.45             1.46          3,655,742.65            1.42
      60,001 - 65,000            46            0.21          2,872,912.85             1.22          3,104,038.20            1.20
      65,001 - 70,000            51            0.23          3,436,190.97             1.46          3,626,554.44            1.41
      70,001 - 75,000            35            0.16          2,530,816.27             1.08          2,647,850.02            1.03
      75,001 - 80,000            28            0.13          2,168,810.50             0.92          2,352,430.55            0.91
      80,001 - 85,000            17            0.08          1,400,872.24             0.60          1,463,395.54            0.57
      85,001 - 90,000            19            0.09          1,658,110.17             0.70          1,759,238.04            0.68
      90,001 - 95,000            16            0.07          1,475,788.32             0.63          1,522,543.62            0.59
     95,001 - 100,000             9            0.04            873,238.44             0.37            891,924.09            0.35
greater than $100,000            97            0.44         15,168,719.94             6.45         16,883,337.12            6.54
- -----------------------------------------------------------------------------------------------------------------------------------
Total...................     22,256             100%      $235,327,208.56              100%      $258,032,668.16             100%
===================================================================================================================================


                    DISTRIBUTION OF LEASES BY LEASE BALANCE



                                                                                Percentage of
                                                                                  Aggregate                             Percentage
                                                              Statistical        Statistical         Aggregate             of
      Statistical                            Percentage       Discounted          Discounted         Original           Original
  Discounted Present         Number          of Number       Present Value      Present Value        Equipment          Equipment
   Value of the Leases     of Lessees        of Lessees        of Leases          of Leases             Cost               Cost
  --------------------     ----------        ----------      -------------      -------------        ---------          ---------
           $0 - 5,000         7,587             38.03%      $23,178,887.84            9.85%        $26,827,517.41          10.40%
       5,001 - 10,000         5,627             28.20        40,355,498.41           17.15          45,188,763.01          17.51
      10,001 - 15,000         2,544             12.75        31,118,019.69           13.22          33,964,786.37          13.16
      15,001 - 20,000         1,456              7.30        25,193,109.44           10.71          27,273,564.10          10.57
      20,001 - 25,000           747              3.74        16,646,058.10            7.07          17,918,626.83           6.94
      25,001 - 30,000           549              2.75        15,014,036.81            6.38          16,198,904.13           6.28
      30,001 - 35,000           353              1.77        11,483,288.61            4.88          12,249,424.81           4.75
      35,001 - 40,000           239              1.20         8,902,076.51            3.78           9,544,609.29           3.70
      40,001 - 45,000           168              0.84         7,127,827.97            3.03           7,643,870.17           2.96
      45,001 - 50,000           136              0.68         6,433,264.42            2.73           6,960,306.89           2.70
      50,001 - 55,000            82              0.41         4,287,607.97            1.82           4,689,148.23           1.82
      55,001 - 60,000            77              0.39         4,406,360.09            1.87           4,751,342.15           1.84
      60,001 - 65,000            55              0.28         3,438,024.49            1.46           3,727,845.61           1.44
      65,001 - 70,000            47              0.24         3,165,570.66            1.35           3,309,944.97           1.28
      70,001 - 75,000            46              0.23         3,321,136.41            1.41           3,614,966.26           1.40
      75,001 - 80,000            31              0.16         2,409,358.28            1.02           2,688,040.06           1.04
      80,001 - 85,000            20              0.10         1,649,797.24            0.70           1,789,809.25           0.69
      85,001 - 90,000            27              0.14         2,372,271.16            1.01           2,579,836.89           1.00
      90,001 - 95,000            19              0.10         1,763,024.52            0.75           1,788,655.40           0.69
     95,001 - 100,000            12              0.06         1,168,773.39            0.50           1,217,032.13           0.47
    100,001 - 125,000            52              0.26         5,803,944.02            2.47           6,430,077.06           2.49
    125,001 - 150,000            24              0.12         3,298,010.97            1.40           3,639,035.82           1.41
    150,001 - 200,000            32              0.16         5,479,174.39            2.33           5,983,355.60           2.32
    200,001 - 300,000            10              0.05         2,467,540.91            1.05           2,842,700.64           1.10
greater than $300,000            11              0.06         4,844,546.26            2.06           5,210,505.08           2.02
- ----------------------------------------------------------------------------------------------------------------------------------
Total..................      19,951            100.00%     $235,327,208.56          100.00%       $258,032,668.16         100.00%
==================================================================================================================================

                           DISTRIBUTION OF LEASES BY
                      REMAINING MONTHS TO STATED MATURITY

                                                                              Percentage                               Percentage
                                                                                  of                Aggregate              of
                     Number         Percentage      Statistical Discounted    Statistical           Original            Original
Remaining              of            of Number             Present            Discounted            Equipment           Equipment
Term                 Leases          of Leases         Value of Leases       Present Value             Cost                Cost
- ----                 ------          ---------         ---------------       -------------          ---------           ---------
 1 - 12                 251              1.13%          $  707,395.84              0.30%         $ 1,564,745.73            0.61%
13 - 24                 669              3.01            3,972,225.61              1.69            5,113,096.96            1.98
25 - 36              12,200             54.82           91,674,897.96             38.96          106,763,532.34           41.38
37 - 48               3,919             17.61           47,547,134.38             20.20           51,309,077.15           19.88
49 - 60               5,056             22.72           87,624,579.40             37.24           89,670,314.99           34.75
61 - 72                 155              0.70            3,497,052.94              1.49            3,344,046.90            1.30
73 - 84                   6              0.03              303,922.42              0.13              267,854.09            0.10
- ----------------------------------------------------------------------------------------------------------------------------------
Total..........      22,256            100.00%        $235,327,208.56            100.00%        $258,032,668.16          100.00%
==================================================================================================================================

                 DISTRIBUTION OF LEASES BY CLASSIFICATION TYPE

                                                     Statistical        Percentage of
                                   Percentage of  Discounted Present     Statistical                          Percentage of
                          Number       Number          Value of          Discounted      Aggregate Original     Original
  Lease Type            of Leases    of Leases          Leases          Present Value     Equipment Cost     Equipment Cost
  ----------            ---------    ---------    ------------------    -------------     --------------     --------------
Finance Lease             22,217        99.82%     $234,833,986.48            99.79%     $257,423,860.73            99.76%
Operating Lease               39         0.18           493,222.08             0.21           608,807.43             0.24
- ---------------------------------------------------------------------------------------------------------------------------
Total.................    22,256       100.00%     $235,327,208.56           100.00%     $258,032,668.16           100.00%
===========================================================================================================================


               DISTRIBUTION OF FINANCE LEASES BY PURCHASE OPTION

                                                                                          Percentage
                                    Percentage              Percentage                        of                         Percentage
                                        of                      of        Statistical     Statistical      Aggregate         of
                          Number      Number      Number      Number       Discounted      Discounted      Original       Original
                            of          of          of          of          Present         Present        Equipment      Equipment
      Lease Type          Leases      Leases    Lessees(1)   Lessees         Value           Value           Cost           Cost
      ----------          ------      ------    ----------   -------      -----------     -----------      ----------     ---------
Fair Market Value         17,695       79.65%     15,950      79.22%   $179,206,581.20       76.31%    $200,146,061.49      77.75%
Fixed Purchase Option      1,644        7.40       1,493       7.41      23,054,351.65        9.82       24,516,511.16       9.52
Nominal Buyout             2,878       12.95       2,692      13.37      32,573,053.63       13.87       32,761,288.08      12.73
- -----------------------------------------------------------------------------------------------------------------------------------
Total..................   22,217      100.00%     20,135     100.00%   $234,833,986.48      100.00%    $257,423,860.73     100.00%
===================================================================================================================================


(1) Total number of Lessees is greater than the total number of Lessees appearing in the Distribution of Leases by Lessee Table because several Lessees have numerous Leases, only a portion of which are Nominal Buyout Leases.

                   DISTRIBUTION OF LEASES BY EQUIPMENT TYPE

                                                                                 Percentage of
                                                                Statistical       Statistical                           Percentage
                                                                 Discounted        Discounted         Aggregate             of
                                Number       Percentage           Present           Present            Original          Original
                                  of          of Number           Value of          Value of          Equipment          Equipment
      Equipment Type            Leases        of Leases            Leases            Leases              Cost              Cost
      --------------            ------        ---------         -----------       ------------        ---------          --------
Copiers                         19,295           86.70%      $200,494,550.62           85.20%      $221,895,113.28          85.99%
Telephones                          16            0.07            293,686.87            0.12            294,693.05           0.11
Telex machines                       2            0.01              5,607.11            0.00              5,743.20           0.00
Facsimiles                       1,151            5.17          3,724,865.88            1.58          4,251,638.36           1.65
Computers                        1,454            6.53         25,624,404.40           10.89         26,064,366.65          10.10
Office Furniture                    12            0.05            164,013.56            0.07            166,607.99           0.06
Mailing Equipment                  148            0.66          1,473,376.68            0.63          1,592,955.62           0.62
Miscellaneous Equip                178            0.80          3,546,703.43            1.51          3,761,550.01           1.46
- -----------------------------------------------------------------------------------------------------------------------------------
Total.......................    22,256          100.00%      $235,327,208.56          100.00%      $258,032,668.16         100.00%
===================================================================================================================================




     Historical Delinquency Information. Problem accounts are reviewed by senior management when an account becomes 45 days past due. Lease receivables in the Origination Divisions are evaluated for write-down when they become over 92 days delinquent. General delinquency information for equipment leases in the Origination Divisions that are owned or serviced by Copelco Capital is set forth below. Total receivables and delinquency balances as of December 31, 1995 and June 30, 1996 exclude a portfolio of leases in an amount equal to approximately $30 million which was sold on December 28, 1995.


                       HISTORICAL DELINQUENCY EXPERIENCE

    No. of
Delinquent Days    June 30, 1996      Dec. 31, 1995      Dec. 31, 1994      Dec. 31, 1993      Dec. 31, 1992      Dec. 31, 1991
- ---------------    -------------      -------------      -------------      -------------      -------------      -------------
                     $        %         $        %         $        %         $        %         $        %         $        %
- ---------------------------------------------------------------------------------------------------------------------------------
Total
Receivables     749,744,071        669,800,056        543,197,213        385,838,619        257,038,244        171,673,575
Balance
- ---------------------------------------------------------------------------------------------------------------------------------
30-59 Days       17,500,501  2.33   18,298,831  2.73    8,636,836  1.59    5,401,741  1.40    4,138,316  1.61    2,576,974  1.50
60-89 Days        4,448,911  0.59    3,492,842  0.52    2,281,428  0.42    1,234,684  0.32      925,338  0.36      867,842  0.51
90 Days +         4,547,373  0.61    4,867,483  0.73    3,096,224  0.57    2,315,032  0.60    1,645,045  0.64    1,625,572  0.95
- ---------------------------------------------------------------------------------------------------------------------------------
  Total
  Delinquency    26,496,785  3.53   26,659,156  3.98   14,014,488  2.58    8,951,457  2.32    6,708,699  2.61    5,070,388  2.95



- -----------------
(1) The Total Receivables Balance is equal to the aggregate future rent owing on the leases less residuals, unearned income and advance rents thereon.

Historical Default Experience. All accounts assessed over 92 days past due automatically become non-accruing accounts. Any subsequent recoveries offset net losses. General charge-off information for leases in the Origination Divisions that are owned and serviced by Copelco Capital for the period January 1, 1991 to December 31, 1995 and for the six months ended June 30, 1996 is set forth below. The period end balances with respect to the year ended December 31, 1995 and the six months ended June 30, 1996 utilized in the calculation of Average Receivables Outstanding exclude a portfolio of leases in an amount equal to approximately $30 million which was sold on December 28, 1995. Net Losses for the year ended December 31, 1995 includes losses associated with such portfolio.


                       HISTORICAL CHARGE-OFF EXPERIENCE

                                   Six Months
                                     Ended                              Year Ended December 31,
                                    June 30,     -----------------------------------------------------------------------
                                     1996(2)         1995           1994          1993           1992           1991
                                     -------         -----          -----         -----          -----          ----
Average Receivables
  Outstanding(1)................  $709,772,064   $606,498,635  $464,517,916   $321,438,432   $214,355,910   $155,408,751

Net Losses......................   $5,562,474     $9,969,495    $7,424,486     $5,307,182     $5,303,069     $4,474,038

Net Losses as a Percentage of
  Average Receivables...........     1.57%          1.64%          1.60%         1.65%          2.47%          2.88%


- -----------------

(1) Equals the arithmetic average of the beginning of the period Receivable Balance and the end of the period Receivable Balance. The Receivables Balance is equal to the aggregate future rent owing on the leases less residuals, unearned income and advance rents thereon.



(2)  Annualized.


         There can be no assurance that the levels of delinquency and loss reflected in the above tables are or will be indicative of the performance of the Leases in the future.

            COPELCO CAPITAL'S UNDERWRITING AND SERVICING PRACTICES

         General. Copelco Capital, Inc., a Delaware corporation, was incorporated in October 1986. Copelco Capital is a wholly-owned subsidiary of Copelco Financial Services Group, Inc. ("Copelco Financial"). Copelco Capital's primary business consists of originating and servicing leases to healthcare providers, commercial and industrial companies, business owners and individuals. Copelco Capital's address is East Gate Center, 700 East Gate Drive, Mount Laurel, New Jersey 08054-5400 and its phone number is (609) 231-9600.

         In May 1993, Copelco Financial (which was incorporated in July 1982) reorganized its two primary operating subsidiaries, Copelco Credit Corporation ("Copelco Credit") and Copelco Leasing Corporation ("Copelco Leasing"), into six strategic business units (each, an "SBU"). Then, effective July 1, 1994, Copelco Leasing was merged into Copelco Credit with Copelco Credit as the surviving legal entity; Copelco Credit then changed its name to Copelco Capital, Inc. merging all of the Copelco Leasing and Copelco Capital leasing operations. Copelco Capital currently consists of seven operating divisions (each, a "Division"): the Document Image Division; the Ambulatory Care Division; the Healthcare Vendor Division; the Manufacturing Technology Division; the Computer Division; the Major Accounts Division and the Canadian Division.


         As of December 31, 1995, Copelco Capital had total assets of $1,399,101,000 compared with $1,102,770,000 as of December 31, 1994, total liabilities of $1,295,269,000 compared with $1,016,059,000 as of December 31, 1994, shareholder's equity of $103,832,000 compared with $86,711,000 as of December 31, 1994 and total revenues and net income of $155,034,000 and $17,304,000, respectively, for the year ended December 31, 1995, compared with $119,646,000 and $14,558,000, respectively, for the year ended December 31, 1994.


         Since 1986, Copelco Capital and its predecessors have participated in 28 equipment lease securitization transactions involving the issuance of in excess of $2 billion in securities. Copelco Capital and its predecessors performed all servicing functions in each of these prior transactions, 15 of which remain outstanding.

         The Document Image Division. The Document Image Division of Copelco Capital obtains substantially all of its leases through a marketing program which is directed primarily at major manufacturers and various distributors of copier equipment (each, a "Vendor"). The remainder is obtained through new leases with existing lessees and referrals. The Document Image Division establishes both formal and informal relationships with Vendors, some of which provide Copelco Capital with a right of first refusal on all equipment leases with the Vendor's customers. This arrangement provides the Document Image Division with a steady flow of lease referrals from Vendors which frequently use lease financing as a marketing tool. The Document Image Division provides some Vendors with private label programs under which billing and collections are performed by Copelco Capital in the name of the Vendor.

         The Document Image Division also offers a private label cost per copy program ("Cost per Copy"), introduced in late 1990, pursuant to which lessees pay a fixed monthly payment (the "Fixed Payment") for which they are allowed a certain minimum monthly copy usage. The monthly Fixed Payment represents equipment financing (the "Equipment Financing Portion") and a monthly maintenance charge (the "Maintenance Charge"). Copelco Capital funds the Vendor on the basis of the Equipment Financing Portion of the Fixed Payment and remits the Maintenance Charge to the Vendor as it is collected every month. Copelco Capital calculates usage periodically using copier meter readings. To the extent that the usage has exceeded the monthly copy allowance, Copelco Capital bills the lessee incremental charges for the excess copy usage (the "Excess Copy Charge"). This excess copy charge is remitted to the Vendor upon collection by Copelco Capital. Only the Equipment Financing Portion of the Fixed Payments is included in the Discounted Present Value of the Leases.


         Vendors may choose to use a Copelco Capital lease form or they may use their own lease agreement. Lease documents for the leasing programs are either identical to Copelco Capital's standard lease documents or are reviewed by Copelco Capital to ensure substantial compliance with its standard terms. In either case, credit approvals are made by Copelco Capital. Terms of Copelco Capital's lease documents are standard for virtually all leases, as is documentation for virtually all private label programs. Typically, individual transactions range from $5,000 to $100,000 with an average lease size of approximately $11,000.



         The Computer Division. Copelco Capital established the Computer Division as an outgrowth of the Document Image Division in early 1994 to focus more directly on the personal computer segment of the industry. The operations of the Computer Division have been developed to be virtually identical to those of the Document Image Division. Copelco Capital initiates business through distributors, direct sellers, mail order sellers and resellers. Vendor relationships are established subject to established computer vendor approval criteria. Until the recent establishment of the Computer Division, computers were leased through Copelco Capital in what is now the Document Image Division. Typically, individual transactions range from $5,000 to $500,000 with an average lease size of approximately $20,000.



         The Major Accounts Division. The Major Accounts Division initiates business through a few major vendors. The operations of the Major Accounts Division have been developed to be virtually identical to those of the Document Image Division. Typically, individual transactions range from $5,000 to $500,000 with an average lease size of approximately $15,000.



         Credit Review. Prior to a lease approval by the Origination Divisions of Copelco Capital, the Vendor's sales personnel are required to obtain from the prospect historical financial data and/or bank and trade references. New and repeat applicants must either complete a comprehensive credit application or provide bank and trade references.

         Credit data is submitted for credit review in Park Ridge, New Jersey and Moberly, Missouri for the Document Image Division and Park Ridge, New Jersey and Jacksonville, Florida for the Major Accounts Division and the Computer Division. Credit review is performed and lease approvals are given at these locations utilizing an interactive computer system designed to handle applications which are telephoned or telecopied from Vendors.


         Lessee evaluation includes an analysis of credit payment history, business structure (partnership, sole proprietorship or corporation), banking history and relationships, and economic conditions as they relate to the prospective lessee. In the case of a credit request for equipment having a cost greater than $25,000, the information collected includes the prospect's most recent financial statements. If individual guarantors are involved, a consumer credit bureau report is generally obtained for the guarantors.

         The Origination Divisions have implemented an automated credit scoring system. The system, designed by Dun & Bradstreet specifically for the Document Image Division, was in development over a two year period and was formally implemented on January 4, 1994. The system utilizes various filters which enable the Origination Divisions to adapt "approve" and "decline" threshold scores based upon criteria such as credit exposure, payment history, industry (by SIC code), vendor and state. The model is consistent with the Origination Divisions' traditional credit decision-making criteria (i.e., Dun & Bradstreet data, consumer credit bureau information, and bank and trade references).


         All credit requests not approved via automated credit scoring must be underwritten by a credit officer. Each credit officer has a specific assigned lending limit based upon experience and seniority. Transactions up to $50,000 may be approved individually by any SBU general manager. Transactions ranging from $50,000 to $150,000 require the individual approval of a credit officer. Transactions ranging from $150,000 to $250,000 require the approval of an assistant credit manager. Transactions ranging from $250,000 to $500,000 require the approval of one of the group credit officers. Transactions ranging from $500,000 to $800,000 require the approval of the president of Copelco Capital. Transactions ranging from $800,000 to $1,500,000 require the approval of the chief credit officer of Copelco Capital. Any single transaction or transactions where the total original equipment cost of equipment leased by a particular lessee exceeds $1,500,000 must be approved by the senior management of Copelco Financial.

         All Lessees are required by the terms of the Leases to maintain the equipment and install it at a place of business approved by Copelco Capital. Delivery, transportation, repairs and maintenance are obligations of lessees, and lessees are required to carry, at their own expense, liability and replacement cost insurance under terms acceptable to Copelco Capital. Any lease payment defaults permit Copelco Capital to declare immediately due and payable all remaining lease payments. At the end of a lease term, Lessees must return the leased equipment to Copelco Capital in good working order unless the lease is renewed or the leased equipment is purchased by the lessee.


         Residual Values. The Origination Divisions have realized residual values which, on average, exceeded the booked residual values in respect of such leases. For Leases in which there is a pre-determined buy-out price, the buy-out price is the residual value recorded on Copelco Capital's books. Typically, for accounting purposes, the booked residual values are recorded at no more than 15% of the original equipment cost.

         To recover residuals on the equipment which is returned, the Origination Divisions utilize the services of its Vendors and also participates in an active secondary market for the sale of used equipment.

         Collections. A late charge is assessed to lessees 6 days after payment due date. Telephone contact is normally initiated when an account is 15 days past due, but may be initiated more quickly. All collection activity is entered into the computerized collection system. Activity notes are input directly into the collection system in order to facilitate routine collection activity. Collectors have available at their computer terminals the latest status and collection history on each account.

         On the day on which a Lease becomes 10 days delinquent, the Origination Divisions' credit and collection review system automatically generates a computerized late notice which is sent directly to the lessee. When an account becomes 30 days past due, a default letter is sent out to the lessee and to anyone providing personal guarantees on the Leases. An acceleration letter is sent to all lessees and guarantors when a Lease becomes 45 days past due. Telephone contact will be continued throughout the delinquency period. Accounts which become over 90 days past due are subject to repossession of Equipment and action by collection agencies and attorneys. Prior to being written down, each lease is evaluated on the merits of the individual situation, with equipment value being considered as well as the current financial strength of the lessee.


         Sales and Servicing Agreement. Copelco Capital will enter into an agreement (the "Sales and Servicing Agreement") with the Issuer, pursuant to which Copelco Capital will, among other things, sell and service the Leases, make Servicer Advances and forward Excess Copy Charges to Vendors. In the Sales and Servicing Agreement, Copelco Capital will make certain representations and warranties regarding the Leases and the Equipment. In the event that (a) any of such representations and warranties made by Copelco Capital proves at any time to have been inaccurate in any material respect as of the Issuance Date or (b)

any Lease shall be terminated in whole or in part by a Lessee, or any amounts due with respect to any Lease shall be reduced or impaired, as a result of any action or inaction by Copelco Capital (other than any such action or inaction of Copelco Capital, when acting as Servicer, in connection with the enforcement of any Lease (other than an Early Lease Termination) in a manner consistent with the provisions of the Sales and Servicing Agreement) or any claim by any Lessee against Copelco Capital and, in any such case, the event or condition causing such inaccuracy, termination, reduction, impairment or claim shall not have been cured or corrected within 30 days after the earlier of the date on which Copelco Capital is given notice thereof by the Issuer or the Trustee or the date on which Copelco Capital otherwise first has notice thereof, Copelco Capital will repurchase such Lease (a "Warranty Lease") and the Equipment subject thereto by paying to the Trustee for deposit into the Collection Account, not later than the Determination Date next following the expiration of such 30-day period, an amount equal to the Discounted Present Value of such Lease plus any amounts previously due and unpaid thereon. In addition, subject to the satisfaction of certain requirements set forth in the Sales and Servicing Agreement, Copelco Capital will have the option to substitute one or more Substitute Leases for such Warranty Lease. Any inaccuracy in any representation or warranty with respect to (i) the priority of the lien of the Indenture with respect to any Lease or (ii) the amount (if less than represented) of the Lease Payments, Casualty Payments or Termination Payments under any Lease shall be deemed to be material.

         Servicing Fee. The Servicing Fee will be paid monthly on the Payment Date from amounts in the Collection Account and will be calculated by multiplying one-twelfth of 0.75% times the then Outstanding Principal Amount of the Notes at such Payment Date before application of payments with respect thereto.

         The Servicing Fee will be paid to the Servicer for servicing the Series Pool and for certain administrative expenses in connection with the Notes, including Trustee Fees.

                                  THE ISSUER


         The Issuer is a wholly-owned bankruptcy-remote subsidiary of Copelco Capital, formed solely for the purpose of acquiring from Copelco Capital Leases and Equipment from time to time and issuing notes from time to time as provided herein. As a bankruptcy-remote entity, the Issuer's operations will be restricted so that (a) it does not engage in business with, or incur liabilities to, any other entity (other than the Trustee on behalf of the Noteholders and the trustee on behalf of the noteholders under indentures similar to the Indenture) which may bring bankruptcy proceedings against the Issuer and (b) the risk that it will be consolidated into the bankruptcy proceedings of any other entity is diminished. The Issuer will have no other assets available to pay amounts owing under the Indenture except the Trust Fund, including the Leases and the interests in the Equipment, the proceeds thereof, and the amounts on deposit in the Collection Account, the Reserve Account and the Residual Account. The Issuer's address is East Gate Center, 700 East Gate Drive, Mount Laurel, New Jersey 08054-5400 and its phone number is
(609) 231-9600.


                           DESCRIPTION OF THE NOTES


         The Notes will be issued pursuant to the Indenture (the "Indenture") between the Issuer and Manufacturers and Traders Trust Company, as trustee (the "Trustee"). The following statements with respect to the Notes are subject to the detailed provisions of the Indenture, the form of which is filed as an exhibit to the registration statement of which this Prospectus forms a part. Whenever any particular section of the Indenture or any term used therein is referred to, the statement in connection with which such reference is made is qualified in its entirety by such reference.



         General. The Offered Notes represent secured debt obligations of the Issuer secured by the Trust Fund and the privately placed Class C Notes represent subordinated debt obligations of the Issuer only secured by the related Trust Fund as provided in the related Indenture; and neither represents an interest in or recourse obligation of Copelco Capital or any of its other affiliates other than the Issuer. The Issuer is a special purpose corporation with limited assets. Consequently, Noteholders must rely solely upon the Leases, the interests in the Equipment, funds on deposit in the Collection Account, the Reserve Account and the Residual Account for payment of principal of and interest on the Notes.


         The Initial Principal Amount of the Notes shall be equal to the Discounted Present Value of the Leases as of the Cut-Off Date. Such Discounted Present Value of the Leases, at any given time, shall equal the future remaining scheduled payments from the related Leases (including Non-Performing Leases), discounted at the Discount Rate, as set forth in the Indenture.


         Each Class A Note, Class B Note and Class C Note will bear interest from the Issuance Date at the Class A Interest Rate, Class B Interest Rate and the Class C Interest Rate, respectively, calculated on the basis of a year of 360 days comprised of twelve 30-day months, payable on the twentieth day of each month (or if such day is not a business day the next succeeding business day), to the person in whose name the Note was registered at the close of business on the preceding Record Date. Principal will be payable as set forth under "Distributions on Notes." Notes may be presented to the corporate trust office of the Trustee for registration of transfer or exchange. (Section 2.03). Notes may be exchanged without a service charge, but the Issuer may require payment to cover taxes or other governmental charges. (Section 2.03).

         Book-Entry Registration. Class A Noteholders and Class B Noteholders may hold their Notes through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

         Cede, as nominee for DTC, will hold the global Class A Note or Notes and the global Class B Note or Notes. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective Depositaries (as defined herein) which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Citibank will act as depositary for Cedel and Morgan Guaranty Trust will act as depositary for Euroclear (in such capacities, the "Depositaries").

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of notes. Participants include the Underwriters, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants (as defined herein) and Euroclear Participants (as defined herein) will occur in accordance with their respective rules and operating procedures.


         Cross-market transfers between persons holding or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing systems by its Depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.


         Because of time-zone differences, credits of securities received in

Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Offered Notes, see "Certain Federal Income Tax Considerations."

         Offered Noteholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Notes may do so only through Participants and Indirect Participants. In addition, Offered Noteholders will receive all distributions of principal and interest on the Offered Notes from the Trustee through DTC and its Participants. Under a book-entry format, Offered Noteholders will receive payments after the related Distribution Date, as the case may be, because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or holders of beneficial interests in the Offered Notes. It is anticipated that the only "Class A Noteholder" and "Class B Noteholder" will be Cede, as nominee of DTC, and that holders of beneficial interests in the Class A Noteholders or Class B Noteholders, respectively, under the Indenture will only be permitted to exercise the rights of Class A Noteholders or Class B Noteholders, respectively, under the Indenture indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Notes and is required to receive and transmit distributions of principal of and interest on the Offered Notes. Participants and Indirect Participants with which holders of beneficial interests in the Offered Notes have accounts similarly are required to make book-entry transfers and receive and transmit such payments on behalf of these respective holders.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of holders of beneficial interests in the Offered Notes to pledge Offered Notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Offered Notes, may be limited due to the lack of a Definitive Note for such Offered Notes.

         DTC has advised the Issuer that it will take any action permitted to be taken by a Class A Noteholder or Class B Noteholder under the Indenture only at the direction of one or more Participants to whose account with DTC the

Class A Notes or Class B Notes are credited. Additionally, DTC has advised the Issuer that it may take actions with respect to the Class A Interest or the Class B Interest that conflict with other of its actions with respect thereto.

         Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions with respect to Offered Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Considerations." Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by an Offered Noteholder under the Indenture on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

         Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Offered Notes among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         Definitive Notes. The Offered Notes will be issued in fully registered, authenticated form to Beneficial Owners or their nominees (the "Definitive Notes"), rather than to DTC or its nominee, only if (a) the Issuer advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to such Notes, and the Trustee or the Issuer is unable to locate a qualified successor or (b) the Issuer at its option elects to terminate the book-entry system through DTC. (Section 2.06).

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee is required to notify all Beneficial Owners through DTC of the availability of Definitive Notes for such Class. Upon surrender by DTC of the Definitive Note representing the Notes and instructions for reregistration, the Trustee will issue such Definitive Notes, and thereafter the Trustee will recognize the holders of such Definitive Notes as Noteholders under the related Indenture (the "Holders"). (Section 2.07). The Trustee will also notify the Holders of any adjustment to the Record Date with respect to the Notes necessary to enable the Trustee to make distributions to Holders of the Definitive Notes for such Class of record as of each Payment Date.

         Additionally, upon the occurrence of any such event described above, distribution of principal of and interest on the Offered Notes will be made by the Trustee directly to Holders in accordance with the procedures set forth herein and in the Indenture. Distributions will be made by check, mailed to the address of such Holder as it appears on the Note register. Upon at least 10 days' notice to Noteholders for such Class, however, the final payment on any Note (whether the Definitive Notes or the Note for such Class registered in the name of Cede representing the Notes of such Class) will be made only upon presentation and surrender of such Note at the office or agency specified in the notice of final distribution to Noteholders.

         Definitive Notes of each Class will be transferable and exchangeable at the offices of the Trustee or its agent in New York, New York, which the Trustee shall designate on or prior to the issuance of any Definitive Notes with respect to such Class. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. (Section 2.03(e)).


         Collection Account. The Trustee will establish and maintain an Eligible Account (the "Collection Account") into which the Servicer will deposit all Lease Payments, Casualty Payments, Termination Payments, Residual Realizations, and recoveries from Non-Performing Leases to the extent Copelco Capital has not substituted a Substitute Lease for such Non-Performing Lease (except to the extent required to reimburse unreimbursed Servicer Advances) (each as defined herein) on or in respect of each Lease included in the Series Pool within two Business Days of receipt thereof. All Lease Payments, Casualty Payments, Termination Payments and other payments relating to a Lease received and so deposited in the Collection Account shall constitute property of the Issuer, securing payments on the related Notes. (Section 3.02(a)).







         An "Eligible Account" means either (a) an account maintained with a depository institution or trust company acceptable to S&P, Moody's and DCR, or
(b) a trust account or similar account maintained with a federal or state chartered depository institution, which may be an account maintained with the Trustee.


         A "Casualty Payment" is any payment pursuant to a Lease on account of the loss, theft, condemnation, governmental taking, destruction, or damage beyond repair of any item of Equipment subject thereto which results, in accordance with the terms of the Lease, in a reduction in the number or amount of any future Lease Payments due thereunder or in the termination of the Lessee's obligation to make future Lease Payments thereunder.


         A "Lease Payment" is each periodic installment of rent payable by a

Lessee under a Lease. Casualty Payments, Termination Payments, prepayments of rent required pursuant to the terms of a Lease at or before the commencement of the Lease, payments becoming due before the applicable Cut-Off Date and supplemental or additional payments required by the terms of a Lease with respect to taxes, insurance, maintenance (including, without limitation any Maintenance Charges), or other specific charges, (including, without limitation, any Excess Copy Charges), shall not be Lease Payments hereunder.


         A "Termination Payment" is a payment payable by a Lessee under a Lease upon the early termination of such lease (but not on account of a casualty or a Lease default) which may be agreed upon by the Servicer, acting in the name of the Issuer, and the Lessee.


         The Trustee shall deposit the following funds into the Collection Account (Section 3.03(a)), which funds were received on or prior to the related Determination Date with respect to the related Due Period, including any funds deposited into the Collection Account from the Reserve Account and the Residual Account, shall be available for distribution ("Available Funds"), pursuant to the Indenture, on the next succeeding Payment Date:



         a) Lease Payments (net of any Excess Copy Charges) due during the prior Due Period;



         b)   Residual Realizations up to the Residual Amount Cap;



         c) recoveries from Non-Performing Leases to the extent Copelco Capital has not substituted Substitute Leases for such Non-Performing Leases (except to the extent required to reimburse unreimbursed Servicer Advances);


         d) late charges received on delinquent Lease payments not advanced by the Servicer;


         e) proceeds from repurchases by Copelco Capital of Leases as a result of breaches of representations and warranties;



         f) proceeds from investment of funds in the Collection Account, the Reserve Account and the Residual Account;


         g)   Casualty Payments;


         h)   Termination Payments; and


         i)   Servicer Advances.



         Reserve Account. The Trustee will establish and maintain an Eligible Account (the "Reserve Account"). On the Closing Date, the Issuer will make an initial deposit in an amount equal to 1.25% of the Discounted Present Value of the Leases as of the Cut-Off Date into the

Reserve Account. In the event that Available Funds (exclusive of amounts on deposit in the Reserve Account and the Residual Account) are insufficient to pay the amounts owing the Servicer, Interest Payments on the Notes and the Class A Principal Payment, the Class B Principal Payment and the Class C Principal Payment (such payments, the "Required Payments" and such Shortfall, an "Available Funds Shortfall"), the Trustee will withdraw from the Reserve Account an amount equal to the lesser of the funds on deposit in the Reserve Account (the "Available Reserve Amount") and such deficiency. In addition, on each Payment Date, Available Funds remaining after the payment of amounts owing the Servicer and the Required Payments will be deposited into the Reserve Account to the extent that the Required Reserve Amount exceeds the Available Reserve Amount. The "Required Reserve Amount" equals the greater of (a) 1.25% of the Discounted Present Value of the Performing Leases as of the related Payment Date and (b) 1.00% of the Discounted Present Value of the Leases as of the Cut-Off Date, but not more than the Outstanding Principal Amount of the Notes (the "Required Reserve Amount"). Any amounts on deposit in the Reserve Account in excess of the Required Reserve Amount will be released to the Issuer. (Section 3.04(c)).



         Residual Account. The Trustee will establish and maintain an Eligible Account (the "Residual Account"). Under certain limited circumstances more fully described in the Indenture (a "Residual Event"), after the Issuance Date, Residual Realizations included in Available Funds and not previously disbursed to the Servicer or the Noteholders, or deposited in the Reserve Account will be deposited in the Residual Account up to the Residual Amount Cap. Following the termination of a Residual Event, amounts on deposit in the Residual Account will be disbursed to the Issuer and will no longer be available to Noteholders. To the limited extent provided in the Indenture, funds on deposit in the Residual Account will be available to cover shortfalls in the amount available to pay amounts owing the Servicer and to make interest and principal payments on the Notes to the extent that funds on deposit in the Reserve Account are insufficient to cover an Available Funds Shortfall. (Section 3.04(c)).



         Distributions on Notes. Payments on the Notes will commence on

September 20, 1996. On or before the fifth day prior to each Payment Date (or the preceding business day, if such day is not a business day) (each, a "Determination Date"), the Servicer will determine the Available Funds and the Required Payments.



         For each Payment Date, the interest due with respect to the Class A Notes, the Class B Notes and the Class C Notes will be the interest that has accrued on such Notes since the last Payment Date, or, in the case of the first Payment Date, since the Issuance Date, at the Interest Rates applied to the Outstanding Principal Amount of such Class A Notes, Class B Notes and Class C Notes, respectively, after giving effect to payments of principal to Noteholders on the preceding Payment Date, plus all previously accrued and unpaid interest on the Class A Notes, the Class B Notes and the Class C Notes (the "Interest Payments"). (Section 2.01(c)). Funds in the Collection Account, together with reinvestment earnings thereon, will be used by the Trustee to make required payments of principal and interest on the related Notes. (Section 3.03(b)).



         For each Payment Date, Principal Payments due with respect to the Class A Notes, the Class B Notes and the Class C Notes will be the Class A Principal Payment, the Class B Principal Payment and the Class C Principal Payment, respectively. In addition, to the extent that the Class B Floor exceeds the Class B Target Investor Principal Amount and/or the Class C Floor exceeds the Class C Target Investor Principal Amount, Additional Principal shall be distributed, sequentially, as an additional principal payment on the Class A Notes, the Class B Notes and the Class C Notes until the Outstanding Principal Amount of each has been reduced to zero (Section 3.03 (b)).



         "Additional Principal" with respect to each Payment Date is an amount equal to (a) the difference between (i) the Discounted Present Value of the Performing Leases as of the previous Determination Date and (ii) the Discounted Present Value of the Performing Leases as of the related Determination Date, less (b) the Class A Principal Payment, the Class B Principal Payment and the Class C Principal Payment to be paid on such Payment Date (Section 1.01).



         The "Class A Percentage" equals 91.25% (Section 1.01).

         The "Class A Principal Payment" payable on each Payment Date will be an amount equal to the lesser of (a) the amount necessary to reduce the Outstanding Class A Principal Amount to the Class A Target Investor Principal

Amount and (b) funds available therefor (Section 1.01).


         The "Class A Target Investor Principal Amount" with respect to each Payment Date will be an amount equal to the product of (a) the Class A Percentage and (b) the Discounted Present Value of the Performing Leases as of the related Determination Date.



         The "Class B Floor" with respect to each Payment Date means (a) 2.50% of the initial Discounted Present Value of the Leases as of the Cut-Off Date, plus (b) the Cumulative Loss Amount with respect to such Payment Date, minus (c) the sum, as of the related Determination Date, of the Outstanding Principal Amount of the Class C Notes and the amount on deposit in the Reserve Account after giving effect to any withdrawals to be made on such Payment Date (Section 1.01).




         The "Class B Percentage" equals 6.00% (Section 1.01).



         The "Class B Principal Payment" payable on each Payment Date will be an amount equal to the amount necessary to reduce the Outstanding Class B Principal Amount to the greater of Class B Target Investor Principal Amount and the Class B Floor and (b) funds available therefor (Section 1.01).



         The "Class B Target Investor Principal Amount" with respect to each Payment Date will be an amount equal to the product of (a) the Class B Percentage and (b) the Discounted Present Value of the Performing Leases as of the related Determination Date (Section 1.01).



         The "Class C Floor" with respect to each Payment Date means (a) 1.00% of the initial Discounted Present Value of the Leases as of the Cut-Off Date, plus (b) the Cumulative Loss Amount with respect to such Payment Date, minus
(c) the amount on deposit in the Reserve Account after giving effect to withdrawals to be made on such Payment Date; provided, however, that if the Outstanding Class B Principal Amount is equal to the Class B Floor on such Payment Date, the Class C Floor will equal the Outstanding Class C Principal Amount utilized in the calculation of the Class B Floor Amount for such Payment Date (Section 1.01).



         The "Class C Percentage" equals 2.75% (Section 1.01).




         The "Class C Principal Payment Amount" payable on each Payment Date will be an amount equal to the lesser of (a) the amount necessary to reduce the Outstanding Class C Principal Amount to the greater of the Class C Target Investor Principal Amount and the Class C Floor and (b) funds available therefor (Section 1.01).



         The "Class C Target Investor Principal Amount" with respect to each Payment Date will be an amount equal to the product of (a) the Class C Percentage and (b) the Discounted Present Value of the Performing Leases as of the related Determination Date (Section 1.01).



         The "Cumulative Loss Amount" with respect to each Payment Date is an amount equal to the excess, if any, of (a) the total of (i) the Outstanding Principal Amount of the Notes as of the immediately preceding Payment Date after giving effect to all payments made on such Payment Date, minus (ii) the lesser of (A) the Discounted Present Value of the Performing Leases as of the Determination Date relating to the immediately preceding Payment Date minus the Discounted Present Value of the Performing Leases as of the related Determination Date and (B) Available Funds remaining after the payment of amounts owing the Servicer and in respect of the interest on the Notes on such Payment Date over (b) the Discounted Present Value of Performing Leases as of the related Determination Date (Section 1.01).


         The "Discounted Present Value of the Leases", with respect to the Trust Fund at any given time, shall equal the future remaining scheduled payments (not including delinquent amounts) from the related Leases (including Non-Performing Leases (as defined herein)), discounted at the Discount Rate. The Discount Rate will be equal to the sum of (a) the weighted average Interest Rate of the Class A Notes, the Class B Notes and the Class C Notes on the Issuance Date and (b) the Servicing Fee Rate (Section 1.01).


         The "Discounted Present Value of the Performing Leases", with respect to the Trust Fund at any given time equals the Discounted Present Value of the Leases, including any Substitute Leases, reduced by all future remaining scheduled payments on the related Non-Performing Leases (not including delinquent amounts), discounted at the Discount Rate. See "Description of the Notes--General" (Section 1.01).



         "Non-Performing Leases" are (a) Leases that are more than 123 days delinquent or (b) Leases that have been accelerated by the Servicer. See "The Series Pool--The Leases" (Section 1.01).




         The "Residual Amount Cap" is $________, which represents 7% of the Discounted Present Value of the Leases as of the Cut-off Date (Section 1.01).



         A "Residual Event" has the meaning specified in the Indenture (Section 1.01).


         Unless an Event of Default and acceleration of the Notes has occurred, on or before each Payment Date, the Servicer will instruct the Trustee to apply or cause to be applied the Available Funds to make the following payments in the following priority (Section 3.03(b)):

         (a)  to pay the Servicing Fee;

         (b) to reimburse unreimbursed Servicer Advances in respect of a prior Payment Date;


         (c)  to make Interest Payments on the Class A Notes;



         (d)  to make Interest Payments on the Class B Notes;



         (e)  to make Interest Payments on the Class C Notes;



         (f)  to pay the Class A Principal Payment to the Class A Noteholders;



         (g)  to pay the Class B Principal Payment to the Class B Noteholders;



         (h)  to pay the Class C Principal Payment to the Class C Noteholders;



         (i) to pay the Additional Principal, if any, as an additional reduction of principal, first to the Class A Noteholders until the Outstanding Class A Principal Amount has been reduced to zero, thereafter to the Class B Noteholders as an additional reduction of principal until the Outstanding Class B Principal Amount has been reduced to zero and, thereafter to the Class C Noteholders until the Outstanding Class C Principal Amount has been reduced to zero;



         (j) to make a deposit to the Reserve Account in an amount equal to the excess of the Required Reserve Amount over the Available Reserve Amount;



         (k) during such time as a Residual Event has occurred and is continuing, to make a deposit to the Residual Account in an amount equal to the balance of the remaining Residual Realizations on deposit in the Collection Account and included in Available Funds after giving effect to the allocations in clauses
              (a) through (j) above on such Payment Date; and


         (l)  to the Issuer, the balance, if any.


         Amounts will be considered due and payable to the Noteholders only to the extent funds are available therefor as described above.

         Advances by the Servicer. Prior to any Payment Date, the Servicer may, but will not be required to, advance (each, a "Servicer Advance") to the Trustee an amount sufficient to cover delinquencies on all Leases with respect to the prior Due Period. The Servicer will be reimbursed for Servicer Advances from Available Funds on the second following Payment Date. See "Distribution on Notes" above.

         Redemption. The Issuer may, at its option, redeem the Notes, as a whole, at their principal amount, without premium, together with interest accrued to the date fixed for redemption if on any payment date the Discounted Present Value of the Performing Leases is less than or equal to 10% of the Discounted Present Value of the Leases as of the Cut-Off Date. (Sections 2.01 and 1.06.)


         Events of Default and Notice Thereof. The following events will be defined in the Indenture as "Events of Default":


         (a) default in making Principal Payments or Interest Payments when such become due and payable;

         (b) default in the performance, or breach, by the Issuer of certain negative covenants limiting its actions;

         (c) default in the performance, or breach, of any other covenant of the Issuer in the Indenture or the Sales and Servicing Agreement, and continuance of such default or breach for a period of 30 days after the earliest of (i) any officer of the Issuer first acquiring the knowledge thereof, (ii) the Trustee's giving written notice thereof to the Issuer or
     (iii) the holders of a majority of the then Outstanding Principal Amount of the Notes giving written notice thereof to the Issuer and the Trustee;

         (d) if any representation or warranty of the Issuer or Copelco Capital made in the Indenture or the Sales and Servicing Agreement or any other writing provided to the holders of the Notes proves to be incorrect in any material respect as of the time when the same has been made; provided, however, that the breach of any representation or warranty made by Copelco Capital in the Sales and Servicing Agreement will be deemed to be "material" only if it negatively affects the Noteholders, the enforceability of the Indenture or of the Notes and provided, further, that a material breach of any representation or warranty made by Copelco Capital in the Sales and Servicing Agreement with respect to any of the Leases or the Equipment subject thereto will not constitute an Event of Default if Copelco Capital repurchases or substitutes for such Lease and Equipment in accordance with the Sales and Servicing Agreement; or

         (e) insolvency or bankruptcy events relating to the Issuer. (Section 6.01)

         The Indenture will provide that the Trustee shall give the Noteholders notice of all uncured defaults known to it (the term "default" to include the events specified above without grace periods). (Sections 6.03 and 7.02).

         If an Event of Default under an Indenture of the kind specified in clause (e) above occurs, the unpaid principal amount of the related Notes shall automatically become due and payable together with all accrued and unpaid interest thereon. If any other Event of Default occurs and is continuing, then the Trustee will, if so directed by the holders of 66 2/3% (33 1/3% in the case of a payment default) of the then Outstanding Principal Amount of the Class A Notes (or if the Class A Notes are no longer outstanding, the Class B Notes or if the Class B Notes are no longer outstanding the Class C Notes), or the holders of such percentages of the then Outstanding Principal Amount of such Notes may declare the unpaid principal amount of all the Notes to be due and payable immediately, together with all accrued and unpaid interest thereon. (Section 6.02). The Trustee may, however, if the Event of Default involves other than non-payment of principal or interest on the Notes, not sell the related Leases and Equipment unless such sale is for an amount greater than or equal to the Outstanding Principal Amount of the Notes unless directed to do so by the holders of 66 2/3% (33 1/3% in the case of a payment default) of the then Outstanding Principal Amount of the Class A Notes (or if the Class A Notes are no longer outstanding, the Class B Notes or if the Class B Notes are no longer outstanding the Class C Notes). (Section 6.03).

         Subsequent to an Event of Default and following any acceleration of the Notes pursuant to the Indenture, any moneys that may then be held or thereafter received by the Trustee shall be applied in the following order of priority, at the date or dates fixed by the Trustee and, in case of the distribution of the entire amount due on account of principal or interest, upon presentation of the Notes and surrender thereof:


         First to the payment of all costs and expenses of collection incurred by the Trustee and the Noteholders (including the reasonable fees and expenses of any counsel to the Trustee and the Noteholders);



         Second if the person then acting as Servicer under the Sales and Servicing Agreement is not Copelco Capital or an Affiliate of Copelco Capital, to the payment of all Servicer's Fees then due to such person;



         Third first to the payment of all accrued and unpaid interest on the Outstanding Principal Amount of the Class A Notes to the date of payment thereof, including (to the extent permitted by applicable law) interest on any overdue installment of interest and principal from the maturity of such installment to the date of payment thereof at the rate per annum equal to the Class A Interest Rate, and to the payment of the Outstanding Principal Amount of the Class A Notes to the date of payment thereof, and then to the payment of all accrued and unpaid interest on the Outstanding Principal Amount of the Class B Notes to the date of payment thereof, including (to the extent permitted by applicable law) interest on any overdue installment of interest and principal from the maturity of such installment to the date of payment thereof at the rate per annum equal to the Class B Interest Rate, and to the payment of the Outstanding Principal Amount of the Class B Notes and then to the payment of all accrued and unpaid interest on the Outstanding Principal Amount of the Class C Notes to the date of payment thereof, including (to the extent permitted by applicable law) interest on any overdue installment of interest and principal from the maturity of such installment to the date of payment thereof at the rate per annum equal to the Class C Interest Rate, and to the payment of the Outstanding Principal Amount of the Class C Notes; provided, that the Noteholders may allocate such payments for interest, principal and premium at their own discretion, except that no such allocation shall affect the allocation of such amounts or future payments received by any other Noteholder;



         Fourth to the payment of amounts then due the Trustee under the Indenture; and




         Fifth to the payment of the remainder, if any, to the Issuer or any other Person legally entitled thereto. (Section 6.06).



         The Issuer will be required to furnish annually to the Trustee, a statement of certain officers of the Issuer to the effect that to the best of their knowledge the Issuer is not in default in the performance and observance of the terms of the Indenture or, if the Issuer is in default, specifying such default. (Section 8.09).


         The Indenture will provide that the holders of 66 2/3% in aggregate principal amount of all Notes then outstanding under such Indenture will have the right to waive certain defaults and, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. (Sections 6.12 and 6.13). The Indenture will provide that in case an Event of Default shall occur (which shall not have been cured or waived), the Trustee will be required to exercise such of its rights and powers under such Indenture and to use the degree of care and skill in their exercise that a prudent man would exercise or use in the conduct of his own affairs. (Section 7.01(b)). Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under such Indenture at the request of any of the Noteholders unless they shall have offered to the Trustee reasonable security or indemnity. (Section 6.12).

         Modification of the Indenture. With certain exceptions, under the Indenture, the rights and obligations of the Issuer and the rights of the Noteholders may be modified by the Issuer with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Notes then outstanding under the Indenture; but no such modification may be made which would (a) extend the fixed maturity of any Note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of principal or interest thereon, without the consent of the holder of each Note so affected or (b) reduce the above-stated percentage of Notes, without the consent of the holders of all Notes then outstanding under such Indenture. (Section 9.02).

         Servicer Events of Default. The following events and conditions shall be defined in the Sales and Servicing Agreement as "Servicer Events of Default":


         (a) failure on the part of the Servicer to remit to the Trustee within three Business Days following the receipt thereof any monies received by the Servicer required to be remitted to the Trustee under the Sales and Servicing Agreement;



         (b) so long as Copelco Capital is the Servicer, failure on the part of Copelco Capital to pay to the Trustee on the date when due, any payment required to be made by Copelco Capital pursuant to the Sales and Servicing Agreement;

         (c) default on the part of either the Servicer or (so long as Copelco Capital is the Servicer) Copelco Capital in its observance or performance in any material respect of certain covenants or agreements in the Sales and Servicing Agreement;

         (d) if any representation or warranty of Copelco Capital made in the Sales and Servicing Agreement shall prove to be incorrect in any material respect as of the time made; provided, however, that the breach of any representation or warranty made by Copelco Capital in such Sales and Servicing Agreement will be deemed to be "material" only if it affects the Noteholders, the enforceability of the Indenture or of the Notes and provided, further, that such material breach of any representation or warranty made by Copelco Capital in such Sales and Servicing Agreement with respect to any of the Leases or the Equipment subject thereto will not constitute a Servicer Event of Default if Copelco Capital repurchases such Lease and Equipment in accordance with the Sales and Servicing Agreement to the extent provided therein;

         (e) certain insolvency or bankruptcy events relating to the Servicer;


         (f) the failure of the Servicer to make one or more payments due with respect to aggregate recourse debt or other obligations exceeding $1,000,000, or the occurrence of any event or the existence of any condition, the effect of which event or condition is to cause (or permit one or more persons to cause) more than $1,000,000 of aggregate recourse debt or other obligations of the Servicer to become due before its (or their) stated maturity or before its (or their) regularly scheduled dates of payment so long as such failure, event or condition shall be continuing and shall not have been waived by the Person or Persons entitled to performance;



         (g) a final judgment or judgments (or decrees or orders) for the payment of money aggregating in excess of $1,000,000 and any one of such judgments (or decrees or orders) has remained unsatisfied and in effect for any period of 60 consecutive days without a stay of execution.


         Servicer Termination. So long as a Servicer Event of Default under the Sales and Servicing Agreement is continuing, the Trustee shall, upon the instructions of the holders of 66 2/3% in principal amount of the Notes, by notice in writing to the Servicer terminate all of the rights and obligations of the Servicer (but not Copelco Capital's obligations which shall survive any such termination) under Sales and Servicing Agreement (Section 5.01). On the receipt by the Servicer of such written notice, all authority and power of the Servicer under the Sales and Servicing Agreement to take any action with respect to any Lease or Equipment will cease and the same will pass to and be vested in the Trustee pursuant to and under the Sales and Servicing Agreement and the Indenture.

                      PREPAYMENT AND YIELD CONSIDERATIONS


         The rate of principal payments on the Notes, the aggregate amount of each interest payment on such Notes and the yield to maturity of such Notes are directly related to the rate of payments on the underlying Leases. The payments on such Leases may be in the form of scheduled payments, Prepayments or liquidations due to default, casualty and other events, which cannot be specified at present. Any such payments may result in distributions to Noteholders of amounts which would otherwise have been distributed over the remaining term of the Leases. In general, the rate of such payments may be influenced by a number of other factors, including general economic conditions. The rate of Principal Payments with respect to any Class may also be affected by any repurchase of the underlying Leases by Copelco Capital pursuant to the Sales and Servicing Agreement. In such event, the repurchase price will decrease the Discounted Present Value of the Performing Leases, causing the corresponding weighted average life of the Notes to decrease. See "Risk Factors--Prepayments."



         In the event a Lease becomes a Non-Performing Lease, a Warranty Lease or an Adjusted Lease, Copelco Capital will have the option to substitute for the terminated lease another of similar characteristics (a "Substitute Lease") in an aggregate amount not to exceed 7% of the Discounted Present Value of the Leases as of the Cut-Off Date with respect to Non-Performing Leases and Warranty Leases and in an aggregate amount not to exceed 8% of the Discounted Present Value of the Leases as of the Cut-Off Date with respect to Adjusted Leases. In addition, in the event of an Early Lease Termination which has been prepaid in full, Copelco Capital will have the option to transfer an additional lease of similar characteristics (an "Additional Lease"). The Substitute Leases and Additional Leases will have a Discounted Present Value of the Leases equal to or greater than that of the Leases being modified and replaced and the monthly payments on the Substitute Leases or Additional Leases will be at least equal to those of the terminated Leases through the term of such terminated Leases. In the event that an Early Lease Termination is allowed by Copelco Capital and a Substitute Lease is not provided, the amount prepaid will be equal to at least the Discounted Present Value of the terminated Lease, plus any delinquent payments. In addition, following the transfer of any Lease to the Series Pool, there may be adjustments to such Lease which modify one or more terms of such Lease, such as payment amount or payment date. Such administrative adjustments may result in a re-booking of such Lease, but will not be considered to be a substitution or prepayment of such Lease. The Modified Leases and the Replacement Leases will have a Discounted Present Value of the Leases equal to or greater than that of the Leases subject to such modification or adjustment and the monthly payments on the Substitute Leases or Additional Leases will be at least equal to those of the terminated Leases through the term of such terminated Leases. See "Risk Factors--Additional
Leases."


         The effective yield to holders of the Notes will depend upon, among other things, the amount of and rate at which principal is paid to such Noteholders. The after-tax yield to Noteholders may be affected by lags between the time interest income accrues to Noteholders and the time the related interest income is received by the Noteholders.


         The following chart sets forth the percentage of the Initial Principal Amount of the Class A and Class B Notes which would be outstanding on the Distribution Dates set forth below assuming a CPR of 0% and 12%, respectively. Such information is hypothetical and is set forth for illustrative purposes only. The CPR ("Conditional Payment Rate") assumes that a fraction of the outstanding Series Pool is prepaid on each Distribution Date, which implies that each Lease in the Series Pool is equally likely to prepay. This fraction, expressed as a percentage, is annualized to arrive at the Conditional Payment Rate for the Contract Pool. The CPR measures prepayments based on the outstanding Discounted Present Value of the Leases, after the payment of all Scheduled Payments on the Leases during such Due Period. The CPR further assumes that all Leases are the same size and amortize at the same rate and that each Lease will be either paid as scheduled or prepaid in full. The amounts set forth below are based upon the timely receipt of scheduled monthly Lease payments as of the Cut-Off Date, assumes that the Issuer does not exercise its option to redeem the Notes and assumes the Issuance Date is August 28, 1996.

              PERCENTAGE OF THE INITIAL CLASS A PRINCIPAL AMOUNT
                   AND THE INITIAL CLASS B PRINCIPAL AMOUNT
                     AT THE RESPECTIVE CPR SET FORTH BELOW


========================================================================================================================
                                                              0% CPR                              12% CPR
                                            ----------------------------------------------------------------------------
                    Date                             Class A           Class B           Class A            Class B
- ------------------------------------------------------------------------------------------------------------------------
               Issuance Date                             100%              100%              100%               100%
                  9/20/96                                 98                98                97                 97
                  10/20/96                                95                95                93                 93
                  11/20/96                                93                93                90                 90
                  12/20/96                                91                91                87                 87
                  1/20/97                                 88                88                84                 84
                  2/20/97                                 86                86                81                 81
                  3/20/97                                 84                84                78                 78

                  4/20/97                                 81                81                75                 75
                  5/20/97                                 79                79                72                 72
                  6/20/97                                 77                77                69                 69
                  7/20/97                                 74                74                66                 66
                  8/20/97                                 72                72                63                 63
                  9/20/97                                 69                69                60                 60
                  10/20/97                                67                67                58                 58
                  11/20/97                                64                64                55                 55
                  12/20/97                                62                62                52                 52
                  1/20/98                                 60                60                50                 50
                  2/20/98                                 57                57                47                 47
                  3/20/98                                 55                55                45                 45
                  4/20/98                                 52                52                42                 42
                  5/20/98                                 50                50                40                 40
                  6/20/98                                 47                47                37                 37
                  7/20/98                                 45                45                35                 35
                  8/20/98                                 42                42                33                 33
                  9/20/98                                 39                39                30                 30
                  10/20/98                                37                37                28                 28
                  11/20/98                                35                35                26                 26
                  12/20/98                                32                32                24                 24
                  1/20/99                                 30                30                22                 22
                  2/20/99                                 28                28                20                 20
                  3/20/99                                 26                26                19                 19
                  4/20/99                                 24                24                17                 17
                  5/20/99                                 23                23                16                 17
                  6/20/99                                 21                21                14                 17
                  7/20/99                                 20                20                13                 17
                  8/20/99                                 18                18                12                 17
                  9/20/99                                 17                17                11                 17
                  10/20/99                                16                17                10                 17
                  11/20/99                                14                17                 9                 17
                  12/20/99                                13                17                 8                 17
                  1/20/00                                 12                17                 7                 17
                  2/20/00                                 11                17                 6                 17
                  3/20/00                                 10                17                 6                 17
                  4/20/00                                  9                17                 5                 17
                  5/20/00                                  8                17                 4                 17
                  6/20/00                                  7                17                 3                 17
                  7/20/00                                  6                17                 3                 17

========================================================================================================================
                                                              0% CPR                              12% CPR
                                            ----------------------------------------------------------------------------
                    Date                             Class A           Class B           Class A            Class B

- ------------------------------------------------------------------------------------------------------------------------
                  8/20/00                                  5                17                 2                 17
                  9/20/00                                  4                17                 2                 17
                  10/20/00                                 3                17                 1                 17
                  11/20/00                                 2                17                 1                 17
                  12/20/00                                 2                17                 *                 17
                  1/20/01                                  1                17                 0                 14
                  2/20/01                                  *                17                 0                  9
                  3/20/01                                  0                14                 0                  4
                  4/20/01                                  0                 9                 0                  1
                  5/20/01                                  0                 3                 0                  0
                  6/20/01                                  0                 0                 0                  0
                  7/20/01                                  0                 0                 0                  0
WEIGHTED AVERAGE LIFE(1)(YEARS)                            1.86              2.02              1.58               1.78



* equals less than 0.5%.



(1) The weighted average life of a Class A Note or a Class B Note is determined by (a) multiplying the amount of cash distributions in reduction of the Outstanding Class A Principal Amount or the Outstanding Class B Principal Amount, as the case may be, by the number of years from the Issuance Date to such Payment Date, (b) adding the results, and
     (c) dividing the sum by the Initial Class A Principal Amount or the Initial Class B Principal Amount, as the case may be.



         If the Issuer exercises its option to redeem the Notes, the average life of the Class A Notes would be 1.83 years and 1.54 years, and the average life of the Class B Notes would be 1.86 years and 1.57 years for the 0% CPR and 12% CPR scenarios, respectively.


                            SECURITY FOR THE NOTES


         General. Repayment of the Notes will be secured by (a) a first priority security interest in the underlying Leases perfected both by filing UCC financing statements against the Issuer and Copelco Capital and by taking possession of the respective Lease documents, (b) an unperfected security interest in the related Equipment owned by the Issuer and an assignment of the Issuer's security interest in such Equipment subject to Nominal Buy-Out Leases, which security interest was originally perfected by Copelco Capital (for Equipment with an original cost in excess of $25,000 which assignment will be recorded in the manner described below) and (c) all funds in the Collection Account, the Reserve Account and Residual Account.




         Copelco Capital has filed UCC financing statements in its favor against Lessees in respect of all Equipment in the Series Pool (for Equipment with an original cost in excess of $25,000) and will record assignments of such UCC filings in favor of the Issuer or the Trustee, in the Filing Locations. See "Certain Legal Matters Affecting a Lessee's Rights and Obligations."



         Residual Realizations. Upon receipt of the final Lease Payment on a performing Lease, the Equipment subject to that Lease shall be sold or re-let by the Servicer, with any proceeds from such sale or lease constituting Residual Values for deposit into the Collection Account for the benefit of the Noteholders up to the Residual Amount Cap. Actual Residual Realizations may be more or less than the Booked Residual Value of the related Equipment.

                                  THE TRUSTEE

         Manufacturers & Traders will be the Trustee under the Indenture. Copelco Capital, as Seller or Servicer, and its affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee, the Servicer and any of their respective affiliates may hold Notes in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-trustee or a separate trustee under each Indenture. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Indenture will be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

         The Trustee may resign at any time, in which event Copelco Capital will be obligated to appoint a successor Trustee. Copelco Capital may also remove each Trustee if such Trustee ceases to be eligible to continue as such under the Indenture, fails to perform in any material respect its obligations under such Indenture, or becomes insolvent. In such circumstances, Copelco Capital will be obligated to appoint a successor Trustee. Any resignation or removal of a Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

                  CERTAIN LEGAL MATTERS AFFECTING A LESSEE'S
                            RIGHTS AND OBLIGATIONS

         General. The Leases are triple-net leases, requiring the Lessees to pay all taxes, maintenance and insurance associated with the Equipment, and are primarily non-cancelable by the Lessees.


         The Leases are "hell or high water" leases, under which the obligations of the Lessee are absolute and unconditional, regardless of any defense, setoff or abatement which the Lessee may have against Copelco Capital, as Seller or Servicer, the Issuer, or any other person or entity whatsoever.


         Events of default under the Leases are generally the result of failure to pay amounts when due, failure to observe other covenants in the Lease, misrepresentations by, or the insolvency, bankruptcy or appointment of a trustee or receiver for the Lessee under a Lease. The remedies of the Lessor (and the Issuer as assignee) following a notice and cure period are generally to seek to enforce the performance by the Lessee of the terms and covenants of the Lease (including the Lessee's obligation to make scheduled payments) or recover damages for the breach thereof, to accelerate the balance of the remaining scheduled payments paid to terminate the rights of the Lessee under such Lease. Although the Leases permit the Lessor to repossess and dispose of the related Equipment in the event of a lease default, and to credit such proceeds against the Lessee's liabilities thereunder, such remedies may be limited where the Lessee thereunder is subject to bankruptcy, or other insolvency proceedings.


         UCC and Bankruptcy Considerations. Pursuant to the Sales and Servicing Agreement, Copelco Capital will sell the Leases to the Issuer, make a capital contribution to the Issuer of Equipment owned by Copelco Capital and subject to the Leases, and assign its security interests in the Equipment subject to Nominal Buy-Out Leases. Copelco Capital will warrant that the sale of the Leases to the Issuer is a true sale, that the contributions of its rights in the Equipment is a valid transfer of Copelco Capital's title to the Equipment and that Copelco Capital is either the owner of the Equipment or has a valid perfected first priority security interest in the Equipment (for Leases with leased Equipment having an original equipment cost in excess of $25,000), including Equipment, subject to Nominal Buy-Out Leases, and accordingly, Copelco Capital has filed UCC financing statements in its favor against Lessees in respect of all Equipment in the Series Pool with an original Equipment cost in excess of $25,000. No action will be taken to perfect the interest of Copelco Capital in any Equipment in the Series Pool with an original Equipment cost of less than $25,000. In addition, UCC financing statements identifying security interests in the Equipment as transferred to, or obtained by, the Issuer or the Trustee and UCC Financing Statements identifying equipment owned by Copelco Capital, transferred to the Issuer and pledged to the Trustee will be filed in favor of the Issuer or the Trustee in the Filing Locations. In the event of the repossession and resale of Equipment subject to a superior lien, the senior lienholder would be entitled to be paid the full amount of the indebtedness owed to it out of the sale proceeds before such proceeds could be applied to the payment of claims by the Servicer on behalf of the Issuer. Certain statutory provisions, including federal and state bankruptcy and insolvency laws, may limit the ability of the Servicer to repossess and resell collateral or obtain a deficiency judgment in the event of a Lessee default. In the event of the bankruptcy or reorganization of a Lessee, or Copelco Capital, as Seller or Servicer, various provisions of the Bankruptcy Code of 1978, 11 U.S.C. Sections 101-1330 (the "Bankruptcy Code"), and related laws may interfere with, delay or eliminate the ability of Copelco Capital or the Issuer to enforce its rights under the Leases.

         In the case of operating leases, the Bankruptcy Code grants to the bankruptcy trustee or the debtor-in-possession a right to elect to assume or reject any executory contract or unexpired lease. Any rejection of such a lease or contract constitutes a breach of such lease or contract, entitling the nonbreaching party to a claim for damages for breach of contract. The net proceeds from any resulting judgment would be deposited by the Servicer into the Collection Account and allocated to the Noteholders as more fully described herein. Upon the bankruptcy of a Lessee, if the bankruptcy trustee or debtor-in-possession elected to reject a Lease, the flow of scheduled payments to Noteholders would cease. In the event that, as a result of the bankruptcy of a Lessee, the Servicer is prevented from collecting scheduled payments with respect to Leases and such Leases become Non-Performing Leases, no recourse would be available against Copelco Capital (except for misrepresentation or breach of warranty) and the Noteholders could suffer a loss with respect to the Notes. Similarly, upon the bankruptcy of the Issuer, if the bankruptcy trustee or debtor-in-possession elected to reject a Lease, the flow of Lease payments to the Issuer and the Noteholders would cease. As noted above, however, the Issuer has been structured so that the filing of a bankruptcy petition with respect to it is unlikely. See "The Issuer."

         These UCC and bankruptcy provisions, in addition to the possible decrease in value of a repossessed item of Equipment, may limit the amount realized on the sale of Equipment to less than the amount due on the related Lease.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

         The following is a general discussion of certain federal income tax consequences to the original purchasers of the Notes of the purchase, ownership and disposition of the Notes. It does not purport to discuss all federal income tax consequences that may be applicable to investment in the Notes or to particular categories of investors, some of which may be subject to special rules. In particular, this discussion applies only to institutional investors that purchase Notes directly from the Issuer and hold the Notes as capital assets.

         The discussion that follows, and the opinion set forth below of Dewey Ballantine, special tax counsel to the Issuer ("Tax Counsel"), are based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code") and treasury regulations promulgated thereunder as in effect on the date hereof and on existing judicial and administrative interpretations thereof. These authorities are subject to change and to differing interpretations, which could apply retroactively. The opinion of Tax Counsel is not binding on the courts or the Internal Revenue Service (the "IRS"). Potential investors should consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes.



         Characterization of the Notes as Indebtedness. In the opinion of Tax Counsel, although no transaction closely comparable to that contemplated herein has been the subject of any treasury regulation, revenue ruling or judicial decision, based on the application of existing law to the facts as set forth in the applicable agreements, the Notes will be treated as indebtedness for federal income tax purposes.


         Although it is the opinion of Tax Counsel that the Notes will be characterized as indebtedness for federal income tax purposes, no assurance can be given that such characterization of the Notes will prevail. If the Notes were treated as an ownership interest in the Leases, all income on such Leases would be income to the holders of the Notes, and related fees and expenses would generally be deductible (subject to certain limitations on the deductibility of miscellaneous itemized deductions by individuals) and certain market discount and premium provisions of the Code might apply to a purchase of the Notes.

         If, alternatively, the Notes were treated as an equity interest in the Issuer, distributions on the Notes probably would not be deductible in computing the taxable income of the Issuer and all or a part of distributions to the holders of the Notes probably would be treated as dividend income to those holders. Such an Issuer-level tax could result in a reduced amount of cash available for distributions to the holders of the Notes.


         Taxation of Interest Income of Noteholders. If characterized as indebtedness, interest on the Notes will be taxable as ordinary income for federal income tax purposes when received by Noteholders using the cash method of accounting and when accrued by Noteholders using the accrual method of accounting. Interest received on the Notes also may constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.


         Original Issue Discount. It is not anticipated that the Notes will have any original issue discount ("OID") other than possibly OID within a de minimis exception and that accordingly the provisions of sections 1271 through 1273 and 1275 of the Code generally will not apply to the Notes. OID will be considered de minimis if it is less than 0.25% of the principal amount of Note multiplied by its expected weighted average life.

         Market Discount. A subsequent purchaser who buys a Note for less than its principal amount may be subject to the "market discount" rules of Sections 1276 through 1278 of the Code. If a subsequent purchaser of a Note disposes of such Note (including certain nontaxable dispositions such as a gift), or receives a principal payment, any gain upon such sale or other disposition will be recognized, or the amount of such principal payment will be treated, as ordinary income to the extent of any "market discount" accrued for the period that such purchaser holds the Note. Such holder may instead elect to include market discount in income as it accrues with respect to all debt instruments acquired in the year of acquisition of the Notes and thereafter. Market discount generally will equal the excess, if any, of the then-current unpaid principal balance of the Note over the purchaser's basis in the Note immediately after such purchaser acquired the Note. In general, market discount on a Note will be treated as accruing over the term of such Note in the ratio of interest for the current period over the sum of such current interest and the expected amount of all remaining interest payments, or at the election of the holder, under a constant yield method. At the request of a holder of a Note, information will be made available that will allow the holder to compute the accrual of market discount under the first method described in the preceding sentence.

         The market discount rules also provide that a holder who incurs or continues indebtedness to acquire a Note at a market discount may be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income.

         Notwithstanding the above rules, market discount on a Note will be considered to be zero if it is less than a de minimis amount, which is 0.25% of the remaining principal balance of the Note multiplied by its expected weighted average remaining life. If OID or market discount is de minimis, the actual amount of discount must be allocated to the remaining principal distributions on the Note and, when each such distribution is received, capital gain equal to the discount allocated to such distribution will be recognized.

         Market Premium. A subsequent purchaser who buys a Note for more than its principal amount generally will be considered to have purchased the Note at a premium. Such holder may amortize such premium, using a constant yield method, over the remaining term of the Note and, except as future regulations may otherwise provide, may apply such amortized amounts to reduce the amount of interest income reportable with respect to such Note over the period from the purchase date to the date of maturity of the Note. Legislative history to the Tax Reform Act of 1986 indicates that the amortization of such premium on an obligation that provides for partial principal payments prior to maturity should be governed by the methods for accrual of market discount on such an obligation (described above). A holder that elects to amortize such premium must reduce tax basis in the related obligation by the amount of the aggregate deductions (or interest offsets) allowable for amortizable premium. If a debt instrument purchased at a premium is redeemed in full prior to its maturity, a purchaser who has elected to amortize premium should be entitled to a deduction for any remaining unamortized premium in the taxable year of redemption.


         Sale or Exchange of Notes. If a Note is sold or exchanged, the seller of the Note will recognize gain or loss equal to the difference between the amount realized on the sale or exchange and the adjusted basis of the Note. The adjusted basis of a Note will generally equal its cost, increased by any OID or market discount includible in income with respect to the Note through the date of sale and reduced by any principal payments previously received with respect to the Note, any payments allocable to previously accrued OID or market discount and any amortized market premium. Subject to the market discount rules, gain or loss will generally be capital gain or loss if the Note was held as a capital asset. Capital losses generally may be used only to offset capital gains.



         Backup Withholding with Respect to Notes. Payments of interest and principal, together with payments of proceeds from the sale of Notes, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.



         Foreign Investors in Notes Certain U.S. Federal Income Tax Documentation Requirements. A beneficial owner of Notes holding securities through CEDEL of Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:


         Exemption for Non-U.S. Persons (Form W-8). Beneficial Owners of Notes that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

         Exemption for Non-U.S. Persons with effectively connected income (Form
4224). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by Certificate Owners or their agent.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The Owner of a Note or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

         On April 22, 1996 the IRS issued proposed regulations relating to withholding, backup withholding and information reporting that, if adopted in their current form would, among other things, unify current certification procedures and forms and clarify certain reliance standards. The regulations are proposed to be effective for payments made after December 31, 1997 but provide that certificates issued on or before the date that is 60 days after the proposed regulations are made final will continue to be valid until they expire. Proposed regulations, however, are subject to change prior to their adoption in final form.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust that is subject to U.S. federal income tax regardless of the source of its income. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Notes. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Notes.


         State, Local and Other Taxes. Investors should consult their own tax advisors regarding whether the purchase of the Notes, either alone or in conjunction with an investor's other activities, may subject an investor to any state or local taxes based on an assertion that the investor is either "doing business" in, or deriving income from a source located in, any state or local jurisdiction. Additionally, potential investors should consider the state, local and other tax consequences of purchasing, owning or disposing of a Note. State and local tax laws may differ substantially from the corresponding federal tax law, and the foregoing discussion does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Accordingly, potential investors should consult their own tax advisors with regard to such matters.


         THE FEDERAL AND STATE INCOME TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS OR IN THE INTERPRETATIONS THEREOF.


                             ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements and restrictions on those pension and other employee benefits plans to which it applies and on those persons who are fiduciaries with respect to such plans. In accordance with ERISA's fiduciary standards, before purchasing the Notes, a fiduciary should determine whether such an investment is permitted under the documents and instruments governing the plan and is appropriate for the plan in view of its overall investment policy and the composition of its portfolio.


         Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of certain plans subject thereto (each "Benefit Plan") and persons who are "parties in interest", within the meaning of ERISA, or "disqualified persons", within the meaning of the Code. Certain transactions involving the purchase, holding or transfer of the Notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Issuer were deemed to be assets of a Benefit Plan. Under regulations issued by the United States Department of Labor set forth in 29 C.F.R. Section 2510.3101 (the "Plan Asset Regulations"), the assets of the Issuer would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "Equity Interest" in the Issuer and none of the exceptions contained in the Plan Asset Regulations is applicable. An Equity Interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. It is anticipated that the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations. However, even if the Notes are treated as indebtedness for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Issuer, the Trustee, the Underwriter or any of their respective affiliates is or becomes a party in interest or disqualified person with respect to such Benefit Plan. In this event, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38 regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by "qualified professional asset managers"; PTCE 95-60, regarding investments by insurance company general accounts and PTCE 96-23 regarding transactions effected by In-House Asset Managers. Each investor using assets of a Benefit Plan which acquires the Notes, or to whom the Notes are transferred, will be deemed to have represented that the acquisition and continued holding of the Notes will be covered by one of the exemptions listed above or another Department of Labor class exemption.

         Insurance companies considering the purchase of the Notes should also consult their own counsel as to the application of the recent decision by the United States Supreme Court in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank (114 S. Ct. 517 (1993)) to such a purchase. Under that decision, assets held in an insurance company's general account may be deemed assets of ERISA plans under certain circumstances.

         Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that a fiduciary investing assets of an ERISA plan consult with counsel regarding the consequences under ERISA of the acquisition and holding of Notes, including the availability of any administrative exemptions from the prohibited transaction rules.

                                 UNDERWRITING

         Under the terms and subject to the conditions set forth in the underwriting agreement (the "Underwriting Agreement") for the sale of the Offered Notes, the Issuer has agreed to sell and Lehman Brothers (the "Underwriter") has agreed to purchase the entire principal amount of the Offered Notes.


         In the Underwriting Agreement, the Underwriter has agreed to purchase the Offered Notes, subject to the terms and conditions set forth therein.


         The Issuer has been advised that the Underwriter proposes to initially offer the Offered Notes directly to the public at the price set forth on the cover page hereof. After the initial public offering, the public offering price may be changed.

         The Underwriter will represent and agree that:

         (a) it has not offered or sold, and, prior to the expiry of six months from the Closing Date, will not offer or sell, any Offered Notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for purposes of their business, or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

         (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving the United Kingdom; and

         (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986
     (Investment Advertisements) (Exemptions) Order 1995 or persons to whom such document may otherwise lawfully be issued, distributed or passed on.

         The Issuer has agreed to indemnity the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

         The Issuer has been advised by the Underwriter that the Underwriter presently intends to make a market in the Offered Notes, as permitted by applicable laws and regulations. The Underwriter is not obligated, however, to make a market in the Offered Notes and any such market making may be discontinued at any time at the sole discretion of the Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Offered Notes.

         The Underwriter and Ironwood Capital Partners Ltd. are serving as the placement agents for the Class C Notes.

                              RATING OF THE NOTES


         It is a condition to the issuance of the Offered Notes that the Class A Notes be rated at least "AAA," "AAA" and "Aaa" and that the Class B Notes be rated at least "A," "A" and "A2" by S&P, DCR and Moody's respectively.



         Such rating will reflect only the views of the Rating Agency and will be based primarily on the amount of subordination, the availability of funds on deposit in the Reserve Account and the value of the Leases and Equipment. The ratings are not a recommendation to purchase, hold or sell the related Offered Notes, inasmuch as such ratings do not comment as to market price or suitability for a particular investor. There is no assurance that any such rating will continue for any period of time or that it will not be lowered or withdrawn entirely by the Rating Agency if, in its judgment, circumstances so warrant. A revision or withdrawal of such rating may have an adverse affect on the market price of the Offered Notes. The rating of the Offered Notes addresses the likelihood of the timely payment of interest and the ultimate payment of principal on the Offered Notes by the Stated Maturity date. The rating does not address the rate of Prepayments that may be experienced on the Leases and, therefore, does not address the effect of the rate of Lease Prepayments on the return of principal to the Offered Noteholders.

                                INDEX OF TERMS

Term(s)                                                                 Page(s)
- ------                                                                  -------

Additional Lease ...................................................... 10, 41
Additional Principal...................................................  8, 35
Adjusted Lease ........................................................     10
Adjusted Leases .......................................................     17
Available Funds ....................................................... 12, 34
Available Funds Shortfall .............................................     34
Available Reserve Amount .............................................. 15, 35
Bankruptcy Code .......................................................     45
Benefit Plan ..........................................................     48
Booked Residual Value .................................................     14
Casualty Payment ......................................................     34
Cede ..................................................................      3
CEDEL .................................................................      3
Cedel Participants ....................................................     32
Class A Initial Principal Amount ......................................      6
Class A Interest Rate .................................................      6
Class A Noteholder ....................................................     31
Class A Noteholders....................................................      1
Class A Notes .........................................................   1, 5
Class A Percentage.....................................................  6, 35
Class A Principal Payment .............................................  8, 36
Class A Target Principal Amount .......................................  9, 36
Class B Floor .........................................................  9, 36
Class B Initial Principal Amount.......................................      6
Class B Interest Rate..................................................      6
Class B Noteholder.....................................................     31
Class B Noteholders....................................................      1
Class B Notes .........................................................   1, 5
Class B Percentage.....................................................  6, 36
Class B Principal Payment..............................................  8, 36
Class B Target Principal Amount........................................  9, 36
Class C Floor .........................................................  9, 36
Class C Initial Principal Amount.......................................      6
Class C Interest Rate..................................................      6
Class C Notes .........................................................      1
Class C Percentage.....................................................  6, 36
Class C Principal Payment..............................................      8
Class C Principal Payment Amount.......................................     36
Class C Target Principal Amount........................................  9, 36
Code ..................................................................     45
Collection Account.....................................................     33

Commission ............................................................      2
Conditional Payment Rate...............................................     41
Cooperative ...........................................................     32
Copelco Capital .......................................................1, 5, 7
Copelco Credit ........................................................     27
Copelco Financial .....................................................     27
Copelco Leasing .......................................................     27
Cost per Copy .........................................................     27

Term(s)                                                                 Page(s)
- -------                                                                 -------

Cumulative Loss Amount...............................................     9,35
Cut-Off Date ........................................................        5
DCR .................................................................       16
Default .............................................................       38
Definitive Notes ....................................................       33
Depositaries ........................................................       31
Determination Date ..................................................    7, 35
Discount Rate .......................................................        6
Discounted Present Value of the Leases...............................    6, 36
Discounted Present Value of the Performing Leases....................    6, 36
Division ............................................................       27
DTC .................................................................        3
Due Period ..........................................................        7
Early Lease Termination..............................................       10
Eligible Account ....................................................       34
Equipment ...........................................................        7
Equipment Financing Portion..........................................       27
Equity Interest .....................................................       48
ERISA ...............................................................   15, 48
Euroclear ...........................................................        3
Euroclear Operator...................................................       32
Euroclear Participants...............................................       32
Events of Default ...................................................       38
Excess Copy Charge...................................................       27
Exchange Act ........................................................        2
Filing Locations  ...................................................       18
Fixed Payment .......................................................       27
Holders .............................................................       33
Indenture  ..........................................................   12, 30
Indirect Participants................................................       31
Initial Principal Amount.............................................        5
Interest Payments ...................................................    8, 35
investment income ...................................................       46
IRS .................................................................       45
Issuance Date .......................................................        8
Issuer ..............................................................     1, 5
Lease Contracts .....................................................        7

Lease Payment .......................................................       34
Lease Receivables ...................................................        7
Leases ..............................................................        7
Lessee ..............................................................       10
Lessees .............................................................       10
Maintenance Charge...................................................       27
Moody's .............................................................       16
Nominal Buy-Out .....................................................       20
Nominal Buy-Out Leases ..............................................       17
Non-Performing Lease ................................................       20
Non-Performing Leases ...............................................7, 20, 37
Non-U.S. Person .....................................................       48
Notes ...............................................................     1, 5
Offered Noteholders..................................................        3

Term(s)                                                                 Page(s)
- -------                                                                 -------

Offered Notes .......................................................     1, 5
OID ................................................................        46
Outstanding Class A Principal Amount ...............................         8
Outstanding Class B Principal Amount ...............................         8
Outstanding Class C Principal Amount ...............................         8
Outstanding Principal Amounts ......................................         8
Participants .......................................................        31
Payment Date .......................................................      2, 8
Plan Asset Regulations .............................................        48
Prepayment .........................................................        17
Principal Payments..................................................         8
PTCE ...............................................................        49
Record Date ........................................................         8
Registration Statement..............................................         2
Required Payments ..................................................        35
Required Reserve Amount.............................................    15, 35
Reserve Account ....................................................    15, 34
Residual Account ...................................................        35
Residual Amount Cap.................................................    14, 37
Residual Event .....................................................14, 35, 37
Residual Realizations...............................................        14
S&P ................................................................        15
Sales and Servicing Agreement.......................................  1, 7, 29
SBU ................................................................        27
Securities Act .....................................................         2
Seller .............................................................         7
Series Cut-Off Date.................................................        19
Series Pool ........................................................         7
Series Pool Divisions...............................................        19
Servicer ...........................................................         7
Servicer Advance ...................................................    12, 37
Servicer Events of Default..........................................        40

Servicing Fee ......................................................        12
Statistical Discount Rate...........................................         6
Statistical Discounted Present Value of the Leases..................         6
Substitute Lease ...................................................    10, 41
Tax Counsel ........................................................        45
Termination Payment.................................................        34
Terms and Conditions................................................        33
Trustee ............................................................     7, 30
U.S. Person ........................................................        48
UCC ................................................................    17, 43
Underwriter ........................................................        49
Underwriting Agreement..............................................        49
Vendor .............................................................        27
Warranty Lease .....................................................    10, 29
Warranty Leases ....................................................        17

==============================================================================

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Seller or the Issuer or any affiliate thereof or the Leases since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so to anyone to whom it is unlawful to make such offer or solicitation.

                            ----------------------

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----

AVAILABLE INFORMATION......................................................  2

REPORTS TO NOTEHOLDERS.....................................................  3

OFFERED NOTES SUMMARY......................................................  4

PROSPECTUS SUMMARY.........................................................  5

RISK FACTORS............................................................... 17

USE OF PROCEEDS............................................................ 19

THE SERIES POOL............................................................ 19

COPELCO CAPITAL'S UNDERWRITING AND
   SERVICING PRACTICES..................................................... 27

THE ISSUER................................................................. 30

DESCRIPTION OF THE NOTES................................................... 30

PREPAYMENT AND YIELD CONSIDERATIONS........................................ 41

SECURITY FOR THE NOTES..................................................... 43

THE TRUSTEE................................................................ 44

CERTAIN LEGAL MATTERS AFFECTING A
   LESSEE'S RIGHTS AND OBLIGATIONS......................................... 44


CERTAIN FEDERAL INCOME TAX
   CONSIDERATIONS.......................................................... 45

ERISA CONSIDERATIONS....................................................... 48

UNDERWRITING............................................................... 49

RATING OF THE NOTES........................................................ 50

INDEX OF TERMS............................................................. 51


Until ________, 1996 (90 days after the date of this Prospectus), all dealers effecting transactions in the Notes, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

==============================================================================

==============================================================================


                                Copelco Capital
                               Funding Corp. II





                   $214,736,000 (Approximate) ____% Class A
                       Lease-Backed Notes, Series 1996-A



                    $14,119,000 (Approximate) ____% Class B
                       Lease-Backed Notes, Series 1996-A



                             ---------------------
                                  PRELIMINARY
                              P R O S P E C T U S
                             ---------------------


                                LEHMAN BROTHERS




                             Dated August __, 1996


==============================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

         The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.


         Registration Fee....................................  $ 81,035.00
         Printing and Engraving Expenses.....................    15,000.00
         Trustee's Fees......................................     5,000.00
         Legal Fees and Expenses.............................   100,000.00
         Blue Sky Fees and Expenses..........................     5,000.00
         Accountants' Fees and Expenses......................    15,000.00
         Rating Agency Fees..................................   170,000.00
         Miscellaneous Fees..................................     8,965.00
                                                               ===========
         Total...............................................  $400,000.00




Item 14.  Indemnification of Directors and Officers

         The General Corporation Law of Delaware (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes said corporation to buy director's and officers' liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

         Copelco Financial Services Group, Inc. has also purchased liability policies which indemnify the Registrant's officers and directors against loss arising from claims by reason of their legal liability for acts as officers and directors, subject to limitations and conditions as set forth in the policies.

         Pursuant to agreements which the Registrant may enter into with underwriters or agents (forms of which will be included as exhibits to this Registration Statement), officers and directors of the Registrant, and affiliates thereof, may be entitled to indemnification by such underwriters or agents against certain liabilities, including liabilities under the Securities Act of 1933, arising from information which has been or will be furnished to the Registrant by such underwriters or agents that appears in the Registration Statement or any Prospectus.


Item 15.  Recent Sales of Unregistered Securities


         On November 9, 1994 the Issuer privately placed $21,415,148 aggregate principal amount of Class B Notes, Series 1994-A and on April 19, 1995, the Issuer privately placed $14,292,000 aggregate principal amount of Class B Lease-Backed Notes, Series 1995-A.

Item 16.  Exhibits and Financial Statements

          (a)  Exhibits

          1.1*    --   Underwriting Agreement, dated October 26, 1994 between
                       Prudential Securities Incorporated, Copelco Capital,
                       Inc. and Copelco Capital Funding Corp. II.
          1.2**   --   Underwriting Agreement, dated April 13, 1995 between
                       Prudential Securities Incorporated, Copelco Capital,
                       Inc. and Copelco Capital Funding Corp. II.
          1.3+    --   Form of Underwriting Agreement between Lehman Brothers,
                       Copelco Capital, Inc. and Copelco Capital Funding Corp.
                       II.
          3.1*    --   Certificate of Incorporation of the Issuer.
          3.2*    --   By-laws of the Issuer.
          4.1**   --   Indenture, dated as of October 15, 1994 between Copelco
                       Capital Funding Corp. II and CoreStates Bank, National
                       Association, as trustee.
          4.2***  --   Indenture, dated as of April 15, 1995 between Copelco
                       Capital Funding Corp. II and Manufacturers and Traders
                       Trust Company, as trustee.
          4.3+    --   Form of Indenture, including forms of the Notes and
                       certain other related agreements as Exhibits thereto.
          5.1+    --   Opinion of Dewey Ballantine regarding the securities
                       being registered.
          8.1+    --   Opinion of Dewey Ballantine with respect to tax matter.
         10.1**   --   Sales and Servicing Agreement, dated as of October 15,
                       1994 between Copelco Capital, Inc. and Copelco Capital
                       Funding Corp. II.
         10.2**   --   Placement Agent Agreement, dated as of October 26, 1994
                       between Prudential Securities Incorporated, Copelco
                       Capital, Inc. and Copelco Capital Funding Corp. II.
         10.3***  --   Sales and Servicing Agreement, dated as of April 15,
                       1995 between Copelco Capital, Inc. and Copelco Capital
                       Funding Corp. II.
         10.4***  --   Placement Agent Agreement, dated as of April 13, 1995
                       between Prudential Securities Incorporated, Copelco
                       Capital, Inc. and Copelco Capital Funding Corp. II.
         10.5+    --   Form of Sales and Servicing Agreement.
         10.6+    --   Form of Placement Agent Agreement for the Class C Notes.

         23.1+    --   Consent of Dewey Ballantine is included in the opinion
                       filed as Exhibits 5.1 and 8.1 hereto.
         24.1     --   Power of Attorney (Previously Filed).
         25.1**   --   Statement of Eligibility under the Trust Indenture Act
                       of 1939 of the Trustee (Form T-1) (with respect to
                       Exhibit 4.1).
         25.2***  --   Statement of Eligibility under the Trust Indenture Act
                       of 1939 of the Trustee (Form T-1) (with respect to
                       Exhibit 4.2).
         25.3+    --   Statement of Eligibility and Qualification of Trustee
                       (Form T-1) (with respect to Exhibit 4.3).



+        Filed herewith.
*        Incorporated by Reference from Registration Statement No. 33-84148
** Incorporated by Reference from Form 8-K filed with the Securities and Exchange Commission on November 22, 1994.
*** Incorporated by Reference from Form 8-K filed with the Securities and Exchange Commission on April 28, 1995.


         (b) All financial statements, schedules and historical financial information have been omitted as they are not applicable.

Item 17.  Undertakings

         The undersigned Registrant hereby undertakes:

         (a) To provide to the Underwriters at the closing specified in the Underwriting Agreement Notes in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

         (b) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.


         (c) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (d) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount Laurel, State of New Jersey, on August 19, 1996.


                                     COPELCO CAPITAL FUNDING CORP. II,
                                            Registrant


                                     By /s/    Stephen W. Shippie
                                        --------------------------------------
                                        Name:  Stephen W. Shippie
                                        Title: Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 on Form S-1 has been signed by the following persons in the capacities indicated on the 19th day of August, 1996.


         Signature                       Title
         ---------                       -----



                 *                       Director
- ----------------------------------
         Ian J. Berg



                 *                       Director
- ----------------------------------
         John Hakemian



                 *                       Director
- ----------------------------------
         Tadayuki Seki



                                         Director
- ----------------------------------
         Jeraldine Lane




                 *                       Chief Financial Officer
- ----------------------------------
         Michael C. Ritter


                                              By: /s/ Stephen W. Shippie
                                                  ----------------------------
                                                      Attorney-in-Fact